SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SAIC, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SAIC, INC.

10260 Campus Point Drive

San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 19, 2009

The Annual Meeting of Stockholders of SAIC, Inc., a Delaware corporation, will be held at the SAIC Conference Center, 1710 SAIC Drive, McLean, Virginia, on Friday, June 19, 2009, at 9:00 a.m. (local time). For the convenience of our employees and stockholders, the meeting will be audio webcast simultaneously to the public through a link on the Investor Relations section of our website (www.saic.com). In addition, the SAIC Proxy Statement and the SAIC 2009 Annual Report on Form 10-K are available at                             . Information on our website, other than these materials, is not a part of the proxy solicitation materials.

The Annual Meeting is being held for the following purposes:

1.	To elect 11 directors;

2.	To vote on a proposal to automatically convert each share of our class A preferred stock into one share of common stock;

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2010; and

4.	To transact such other business as may properly come before the meeting or any adjournments, postponements or continuations of the meeting.

Only stockholders of record at the close of business on April 20, 2009, are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments, postponements or continuations of the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at 4242 Campus Point Court, San Diego, California, and 1710 SAIC Drive, McLean, Virginia, for at least 10 days prior to the meeting and will also be available for inspection at the meeting.

By Order of the Board of Directors

Douglas E. Scott

Executive Vice President,

General Counsel and Corporate Secretary

San Diego, California

                    , 2009

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the meeting, please submit your proxy or voting instructions (1) over the Internet, (2) by telephone or (3) by mail. For specific instructions regarding how to vote, please refer to the questions and answers beginning on the first page of this Proxy Statement or the instructions on the proxy and voting instruction card. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person, if you so desire, but will help us secure a quorum and reduce the expense of additional proxy solicitation.

SAIC, Inc.

Proxy Statement

SAIC, INC.

10260 Campus Point Drive

San Diego, California 92121

ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 19, 2009

PROXY STATEMENT

This Proxy Statement is being furnished to the stockholders of SAIC, Inc., a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the SAIC Conference Center, 1710 SAIC Drive, McLean, Virginia, on Friday, June 19, 2009, at 9:00 a.m. (local time) and at any and all adjournments, postponements or continuations of the meeting. In this Proxy Statement, we use the terms “we,” “us” and “our” to refer collectively to SAIC, Inc. and its 100%-owned subsidiary, Science Applications International Corporation. This Proxy Statement and the proxy and voting instruction card are first being sent or made available to our stockholders on or about May 6, 2009.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, we are asking our stockholders to consider and vote upon the following matters:

1.	The election of 11 directors;

2.	A proposal to automatically convert each share of our class A preferred stock into one share of common stock;

3.	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2010; and

4.	Such other business as may properly come before the meeting or any adjournments, postponements or continuations of the meeting.

When and where will the Annual Meeting be held?

The Annual Meeting will be held at the SAIC Conference Center, 1710 SAIC Drive, McLean, Virginia, on Friday, June 19, 2009, at 9:00 a.m. (local time).

Who can attend the Annual Meeting?

All stockholders or their duly appointed proxies may attend the meeting.

INFORMATION ABOUT VOTING RIGHTS AND SOLICITATION OF PROXIES

Who is entitled to vote at the Annual Meeting?

Only stockholders of record of our common stock, par value $0.0001 per share (“common stock”), and our class A preferred stock, par value $0.0001 per share (“class A preferred stock”), as of the close of business on our record date of April 20, 2009, are entitled to notice of and to vote at the Annual Meeting. As of April 20, 2009, there were              shares of common stock and              shares of class A preferred stock outstanding. We have no other class of capital stock outstanding. The common stock and the class A preferred stock vote together as a single class on all matters and the class A preferred stock will also vote separately as a class on Proposal 2.

What constitutes a quorum?

The presence, either in person or by proxy, of the holders of a majority of the total voting power of the shares of common stock and class A preferred stock outstanding as of April 20, 2009, is necessary to constitute a quorum and to conduct business at the Annual Meeting. Abstentions and broker “non-votes” will be counted as present for purposes of determining the presence of a quorum. A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to

SAIC, Inc. Proxy Statement  1

INFORMATION ABOUT VOTING RIGHTS AND SOLICITATION OF PROXIES

that matter and has not received voting instructions from the beneficial owner. Broker “non-votes” are not considered entitled to vote. For the election of directors and ratification of directors, broker “non-votes” will have no effect on the outcome other than reducing the number of shares present in person or by proxy and entitled to vote from which a majority is calculated. The proposal to automatically convert each share of our class A preferred stock into one share of common stock requires the affirmative vote of a majority of outstanding shares. Accordingly, broker “non-votes” will effectively be a vote against this proposal.

How many votes am I entitled to?

Each holder of common stock will be entitled to one vote per share and each holder of class A preferred stock will be entitled to 10 votes per share, in person or by proxy, for each share of stock held in such stockholder’s name as of April 20, 2009, on any matter submitted to a vote of stockholders at the Annual Meeting. However, in the election of directors, all shares are entitled to be voted cumulatively. Accordingly, in voting for directors: (i) each share of common stock is entitled to as many votes as there are directors to be elected; (ii) each share of class A preferred stock is entitled to 10 times as many votes as there are directors to be elected; and (iii) each stockholder may cast all of such votes for a single nominee or distribute them among any two or more nominees as such stockholder chooses. To apportion your votes among two or more nominees other than on a pro rata basis, you must either submit your proxy or voting instructions using a proxy and voting instruction card or by ballot in person at the Annual Meeting, stating explicitly how you intend to apportion your votes. You may not submit your proxy or voting instructions over the Internet or by telephone if you wish to distribute your votes unevenly among two or more nominees. Unless otherwise directed, shares represented by properly executed proxies will be voted at the discretion of the proxy holders so as to elect the maximum number of the Board of Directors’ nominees that may be elected by cumulative voting.

How do I vote my shares?

Shares of common stock and class A preferred stock represented by a properly executed and timely proxy will, unless it has previously been revoked, be voted in accordance with its instructions. In the absence of specific instructions, the shares represented by a properly executed proxy will be voted as follows:

•	FOR the election of directors so as to elect the maximum number of the Board of Directors’ nominees that may be elected by cumulative voting;

•	FOR the proposal to automatically convert each share of our class A preferred stock into one share of common stock; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2010.

No other business is expected to come before the Annual Meeting; however, should any other matter properly come before the Annual Meeting, the proxy holders intend to vote such shares in accordance with their best judgment on such matter.

There are four different ways to vote your shares:

By Internet: You may submit a proxy or voting instructions over the internet by following the instructions at www.proxyvote.com.

By Telephone: You may submit a proxy or voting instructions by calling 1-800-690-6903 and following the instructions.

By Mail: If you received your proxy materials via the U.S. mail, you may complete, sign and return the accompanying proxy and voting instruction card in the postage-paid envelope provided.

In Person: You may attend the meeting at the SAIC Conference Center in McLean, Virginia, and vote in person.

Submitting a proxy will not prevent a stockholder from attending the Annual Meeting and voting in person. Any proxy may be revoked at any time prior to exercise by delivering a written revocation or a new proxy bearing a later date to our Corporate Secretary as described below or by attending the Annual Meeting and voting in person. The mailing address of the Corporate Secretary is 10260 Campus Point Drive, San Diego, California 92121. Attendance at the Annual Meeting will not, however, in and of itself, revoke a proxy.

The deadline for submitting a proxy using the internet or the telephone is 11:59 p.m. Eastern time on June 18, 2009. For shares held in the SAIC Retirement Plan, voting instructions must be submitted no later than 11:59 p.m. Eastern time on June 16, 2009.

How are the shares held by the Retirement Plan voted?

Each participant in the Science Applications International Corporation Retirement Plan (the “SAIC Retirement Plan”) has the right to instruct Vanguard Fiduciary Trust Company, as trustee of the SAIC Retirement Plan (the “Trustee”), on a confidential basis as to how to vote his or her proportionate interests in all allocated shares of common stock and class A preferred

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INFORMATION ABOUT VOTING RIGHTS AND SOLICITATION OF PROXIES

stock held in the SAIC Retirement Plan. The Trustee will vote all allocated shares held in the SAIC Retirement Plan for which no voting instructions are received in the same proportion as the allocated shares for which voting instructions have been received. The Trustee’s duties with respect to voting the common stock and class A preferred stock in the SAIC Retirement Plan are governed by the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The fiduciary provisions of ERISA may require, in certain limited circumstances, that the Trustee override the votes of participants with respect to the common stock and class A preferred stock held by the Trustee and to determine, in the Trustee’s best judgment, how to vote the shares.

How are the shares held by the Stock Plans voted?

Under the terms of our Stock Compensation Plan, Management Stock Compensation Plan and Key Executive Stock Deferral Plan (collectively, the “Stock Plans”), Wachovia Bank, N.A. (“Wachovia”), as trustee of the Stock Plans, has the power to vote the shares of class A preferred stock held by Wachovia in the Stock Plans. Wachovia will vote all such shares in the same proportion that our other stockholders collectively vote their shares of common stock and class A preferred stock.

What is the difference between a “stockholder of record” and a “beneficial” holder?

These terms describe how your shares are held. If your shares are registered directly with BNY Mellon Shareowner Services, our transfer agent, then you are a “stockholder of record” with respect to these shares. If your shares are held in an account at a broker, bank, trust or other similar organization, then you are a “beneficial” holder. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you wish to vote in person at the Annual Meeting, you must obtain a valid proxy from the organization holding the shares.

Who is soliciting these proxies?

We are soliciting these proxies and the cost of the solicitation will be borne by us, including the charges and expenses of persons holding shares in their name as nominee incurred in connection with forwarding proxy materials to the beneficial owners of such shares. In addition to the use of the mail, proxies may be solicited by our officers, directors and employees in person, by telephone or by email. Such individuals will not be additionally compensated for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the Securities and Exchange Commission, or SEC, called “householding.” Under this procedure, we send only one Proxy Statement or one Annual Report to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to reduce our printing and postage costs. Stockholders who participate in householding will continue to receive separate proxy and voting instruction cards. We do not use householding for any other stockholder mailings.

If you are a registered stockholder residing at an address with other registered stockholders and wish to receive a separate copy of the Proxy Statement or Annual Report, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact our mailing agent Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures. We will promptly deliver a separate copy of the Proxy Statement or Annual Report to you upon request.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Proxy Statement or Annual Report and you wish to receive a single copy of each of these documents for your household, please contact our mailing agent, Broadridge, at the address indicated above.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

The SAIC Proxy Statement and the SAIC 2009 Annual Report on Form 10-K are available at                             .

This year, as permitted by the rules of the SEC, we are using the internet as our primary means of furnishing proxy materials to our stockholders. We believe this method will make the proxy distribution process more efficient, lower costs and help in conserving natural resources.

On or about May 6, 2009, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instruction on how to access our proxy materials, including our Proxy Statement and Annual Report. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy and voting instruction card to be able to vote through the internet or by telephone. Other stockholders, in accordance with their prior requests, have received email notification of how to access our proxy materials and vote via the internet or by telephone or have been mailed paper copies of our proxy materials and a proxy and voting instruction card.

SAIC, Inc. Proxy Statement  3

PROPOSAL I—ELECTION OF DIRECTORS

Our Board of Directors has recommended 11 nominees for election as directors. Our amended certificate of incorporation provides for the annual election of directors and the number of directors is currently set at 12 directors, which will result in one vacancy following the 2009 Annual Meeting. The Board of Directors will review the authorized number of directors to determine whether to fix the authorized number of directors at a lower number or appoint individuals to fill any vacancy.

Nominees for Directors

At the Annual Meeting, 11 directors are to be elected to serve for one-year terms or until their successors are elected and qualified. All nominees have been nominated by the Board of Directors based on the recommendation of the Nominating and Corporate Governance Committee. To the best knowledge of the Board of Directors, all of the nominees are, and will be, able and willing to serve. Each nominee has consented to be named in this Proxy Statement and to serve if elected.

Vote Required

The nominees who receive the most “FOR” votes will be elected as directors, and abstentions and withheld votes will generally not have an effect on the outcome of this vote. The Board of Directors, however, has adopted a policy whereby any nominee for director in an uncontested election (i.e., an election in which the number of nominees does not exceed the number of directors to be elected) who receives a greater number of votes “withheld” from his or her election than voted “for” such election will tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. In such a circumstance, the Nominating and Corporate Governance Committee will recommend to the Board of Directors the action to be taken with respect to such offer of resignation, and the Board of Directors will promptly disclose its decision as to whether to accept or reject the tendered resignation in a press release, Current Report on Form 8-K filed with the SEC or some other permissible manner.

Shares of common stock and class A preferred stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, the shares represented by properly executed proxies will be voted “FOR” the election of directors so as to elect the maximum number of the Board of Directors’ nominees that may be elected by cumulative voting. If any of the nominees listed below should become unable to stand for election at the Annual Meeting, the proxy holders intend to vote for any person designated by the Board of Directors to replace the nominee unable to serve.

Unanimous Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR each nominee.

Nominees for Election to the Board of Directors

Set forth below is a brief biography of each nominee for election as a director. Ages are as of April 20, 2009. All references below to duration of service as one of our directors include service as a director of Science Applications International Corporation.

NOMINEES FOR ELECTION AS DIRECTORS

France A. Córdova, age 61 Director	Director since 2008

Dr. Córdova has been President of Purdue University since 2007. She was Chancellor at the University of California, Riverside, from 2002 to 2007, and was Vice Chancellor for Research and Professor of Physics at University of California, Santa Barbara from 1996 to 2002. Dr. Córdova served as Chief Scientist of the National Aeronautics and Space Administration from 1993 to 1996 and headed the Department of Astronomy and Astrophysics at Pennsylvania State University from 1989 to 1993. Dr. Córdova is also a member of the Board of Directors of Edison International.

Kenneth C. Dahlberg, age 64 Chief Executive Officer and Chairman of the Board of Directors	Director since 2003

Mr. Dahlberg has served as Chairman of the Board since July 2004 and Chief Executive Officer and Director since November 2003. He served as President from November 2003 to March 2006. Prior to joining us, Mr. Dahlberg served as Corporate Executive Vice President of General Dynamics Corp. from March 2001 to October 2003. He served as President of Raytheon International from February 2000 to March 2001, and he served as President and Chief Operating Officer of Raytheon Systems Company from 1997 to 2000. Mr. Dahlberg held various positions with Hughes Aircraft from 1967 to 1997. Mr. Dahlberg is also a member of the Board of Directors of Teledyne Technologies, Incorporated.

Jere A. Drummond, age 69 Director	Director since 2003

Mr. Drummond was employed by BellSouth Corporation from 1962 until his retirement in December 2001. He served as Vice Chairman of BellSouth Corporation from January 2000 until his retirement. He was President and Chief Executive Officer of BellSouth Communications Group, a provider of traditional telephone operations and products, from January 1998 until December 1999. He was President and Chief Executive Officer of BellSouth Telecommunications, Inc. from January 1995 until December 1997. Mr. Drummond is also a member of the Boards of Directors of Borg-Warner Automotive and AirTran Holdings, Inc.

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PROPOSAL I—ELECTION OF DIRECTORS

John J. Hamre, age 58 Director	Director since 2005

Dr. Hamre has served as the President and Chief Executive Officer of the Center for Strategic & International Studies, a public policy research institution, since 2000. Dr. Hamre served as U.S. Deputy Secretary of Defense from 1997 to 2000 and Under Secretary of Defense (Comptroller) from 1993 to 1997. Dr. Hamre is also a member of the Boards of Directors of ITT Industries, Inc. and MITRE Corporation.

Miriam E. John, age 60 Director	Director since 2007

Dr. John retired from Sandia National Laboratories, a science and engineering laboratory, in September 2006, after having served as Vice President of Sandia’s California Division from April 1999 to September 2006. She previously served in a number of managerial and technical roles for Sandia from 1982 to 1999. Dr. John is a member of the Department of Defense’s Defense Science Board and Threat Reduction Advisory Committee and chairs the National Research Council’s Naval Studies Board.

Anita K. Jones, age 67 Director	Director since 1998

Dr. Jones is the Quarles Professor of Engineering at the University of Virginia, where she has taught since 1989. From 1993 to 1997, Dr. Jones was on leave of absence from the University to serve as Director of Defense Research and Engineering of the U.S. Department of Defense. Dr. Jones also served as one of our directors from 1987 to 1993.

General John P. Jumper (USAF Retired), age 64 Director	Director since 2007

General Jumper retired from the United States Air Force in 2005. From September 2001 to November 2005, General Jumper was the Chief of Staff of the United States Air Force, serving as the senior uniformed Air Force officer responsible for the organization, training and equipping of active-duty, guard, reserve and civilian forces serving in the United States and overseas. As a member of the Joint Chiefs of Staff, General Jumper functioned as a military advisor to the Secretary of Defense, National Security Council and the President. General Jumper is also a member of the Boards of Directors of Goodrich Corporation, Jacobs Engineering Group Inc., TechTeam Global, Inc. and Somanetics Corporation.

Harry M.J. Kraemer, Jr., age 54 Director	Director since 1997

Mr. Kraemer has been an executive partner of Madison Dearborn Partners, LLC, a private equity investment firm, since April 2005, and has served as a professor at the Kellogg School of Management at Northwestern University since January 2005. Mr. Kraemer previously served as the Chairman of Baxter International, Inc., a health-care products, systems and services company, from January 2000 until April 2004, as Chief Executive Officer of Baxter from January 1999 until April 2004, and as President of Baxter from April 1997 until April 2004. Mr. Kraemer also served as the Senior Vice President and Chief Financial Officer of Baxter from November 1993 to April 1997. Mr. Kraemer is also a member of the Boards of Directors of Sirona Dental Systems, Inc. and VWR International.

Edward J. Sanderson, Jr., age 60 Director	Director since 2002

Mr. Sanderson retired from Oracle Corporation in 2002 as an Executive Vice President after having served since 1995. At Oracle, Mr. Sanderson was responsible for Oracle Product Industries, Oracle Consulting and the Latin American Division. Prior to Oracle, he was President of Unisys Worldwide Services and a partner at both McKinsey & Company and Accenture (formerly Andersen Consulting).

Louis A. Simpson, age 72 Director	Director since 2006

Mr. Simpson has served as President and Chief Executive Officer, Capital Operations, of GEICO Corporation, an automobile insurance company, since May 1993. Mr. Simpson previously served as Vice Chairman of the Board of Directors of GEICO from 1985 to 1993. Mr. Simpson is also a member of the Board of Directors of VeriSign, Inc.

A. Thomas Young, age 71 Lead Director	Director since 1995

Mr. Young retired from Lockheed Martin Corp. in 1995 after having served as an Executive Vice President from March 1995 to July 1995. Prior to its merger with Lockheed Corporation, Mr. Young served as the President and Chief Operating Officer of Martin Marietta Corp. from 1990 to 1995. Mr. Young is also a member of the Board of Directors of Goodrich Corporation.

SAIC, Inc. Proxy Statement  5

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors recognizes the importance of strong corporate governance as a means of addressing the various needs of our stockholders, employees, customers and other stakeholders. As a result, our Board of Directors has adopted Corporate Governance Guidelines which, together with our certificate of incorporation, bylaws, committee charters and other key governance practices and policies, provide the framework for our corporate governance. Our Corporate Governance Guidelines cover a wide range of subjects, including criteria for determining the independence and qualification of our directors. These guidelines are available in print to any stockholder who requests them by contacting our Corporate Secretary and are also available on our website at www.saic.com by clicking on the link entitled “Corporate Governance.” The Board recognizes that ensuring that we observe good corporate governance practices is an ongoing endeavor. The Nominating and Corporate Governance Committee regularly reviews corporate governance developments and recommends revisions to these Corporate Governance Guidelines as necessary to promote our and our stockholders’ best interests and to help ensure that we comply with all applicable laws, regulations and stock exchange requirements.

Code of Ethics

Our Standards of Business Ethics and Conduct Handbook contains the policies, principles and practices applicable to all our officers, employees and agents. In addition, our principal executive officer and our senior financial officers are also subject to the Code of Ethics for Principal Executive Officer and Senior Financial Officers, which contains additional policy guidelines and procedures relating to legal and ethical standards for conducting our business. These documents are available in print to any stockholder who requests them by contacting our Corporate Secretary and are also available on our website at www.saic.com by clicking on the links entitled “Corporate Governance” followed by “Code of Ethics.”

Director Independence

The Board of Directors annually determines the independence of each of our directors and nominees in accordance with the Corporate Governance Guidelines. These guidelines provide that “independent” directors are those who are independent of management and free from any relationship that, in the judgment of the Board of Directors, would interfere with their exercise of independent judgment. No director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with us (either directly or as a partner, shareholder or officer of an organization with which we have a relationship). The Board of Directors has established independence standards set forth in the Corporate Governance Guidelines that include all elements of independence required by the listing standards of the New York Stock Exchange, or NYSE.

All members of the Audit, Human Resources and Compensation and Nominating and Corporate Governance Committees must be independent directors as defined by the Corporate Governance Guidelines. Members of the Audit Committee must also satisfy a separate independence requirement pursuant to the Securities Exchange Act of 1934 which requires that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than their directors’ compensation or be an affiliated person of ours or any of our subsidiaries.

Each year, our directors are obligated to complete a questionnaire which requires them to disclose any transactions with us in which the director or any member of his or her immediate family might have a direct or potential conflict of interest. Based on its review, the Board of Directors determined that all of its non-employee directors, each of whom is named below, are independent under its guidelines and free from any relationship that would interfere with the exercise of their independent judgment:

France A. Córdova	John P. Jumper
Wolfgang H. Demisch	Harry M.J. Kraemer, Jr.
Jere A. Drummond	Edward J. Sanderson, Jr.
John J. Hamre	Louis A. Simpson
Miriam E. John	A. Thomas Young
Anita K. Jones

Our current employee director, Kenneth C. Dahlberg (our Chairman and Chief Executive Officer), was not considered independent since he is one of our officers and employees. Currently, A. Thomas Young serves as our Lead Director.

Board of Directors Meetings and Committees

During fiscal 2009, the Board of Directors held ten meetings of the entire Board and six meetings of only the independent directors. Each regularly scheduled meeting of the Board of Directors includes an executive session of the independent directors. A. Thomas Young, the Lead Director, presides at all regularly scheduled executive sessions of our independent directors as provided by our Corporate Governance Guidelines. Average attendance at such meetings of the Board of Directors was 92.4%. During fiscal 2009, no director attended fewer than 75% of the aggregate of the meetings of the

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CORPORATE GOVERNANCE

Board of Directors and committees of the Board of Directors on which they served. In addition, all directors except Wolfgang H. Demisch, Louis A. Simpson and A. Thomas Young attended the 2008 Annual Meeting of Stockholders. It is our policy to encourage all directors to attend our Annual Meeting.

The Board of Directors has the following principal standing committees: Audit, Classified Business Oversight, Human Resources and Compensation, Ethics and Corporate Responsibility, Finance and Nominating and Corporate Governance. The charters of these committees are available in print to any stockholder who requests them and are also available on our website at www.saic.com by clicking on the links entitled “Investor Relations,” “Corporate Governance” and then “Board Committees.”

Audit Committee

The current members of the Audit Committee are Harry M.J. Kraemer, Jr. (Chairperson), Wolfgang H. Demisch, Jere A. Drummond, Anita K. Jones and John P. Jumper. The Board of Directors has determined that each of the members of the Audit Committee is independent for purposes of our Corporate Governance Guidelines, as well as for purposes of the requirements of the Securities Exchange Act of 1934. In addition, the Board of Directors has determined that Wolfgang H. Demisch, Jere A. Drummond, John P. Jumper and Harry M.J. Kraemer, Jr. qualify as Audit Committee “financial experts” as defined by the rules under the Securities Exchange Act of 1934. The backgrounds and experience of the Audit Committee financial experts are set forth above in “Proposal 1—Election of Directors.” The responsibilities of the Audit Committee are set forth in its charter and fall into the following categories:

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Internal Controls and Disclosure Controls—Review and provide feedback on the assessment performed by management on internal control over financial reporting; review the internal control assessment with the independent registered public accounting firm, the internal auditor and management; review any major issues as to the adequacy of our internal control over financial reporting and any special audit steps adopted in light of control deficiencies; review our disclosure controls and procedures designed to ensure timely collection and evaluation of information required to be disclosed in our filings with the SEC or posted on our website; and review the independent registered public accounting firm’s procedures and management of the audit relating to internal control over financial reporting.

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Independent Audit—Retain an independent registered public accounting firm for the purpose of preparing or issuing an audit report on our consolidated financial statements and performing other audit, review or attest services; pre-approve all audit and non-audit services and related fees and evaluate the independent registered public accounting firm’s qualifications, performance and independence; ensure the firm’s objectivity by reviewing and discussing all relationships between such firm and us and our affiliates; obtain and review a report by the independent registered public accounting firm that describes our internal quality-control procedures and any material issues raised; review the proposed audit scope and procedures to be utilized; obtain and review a post-audit report; and review all critical accounting policies and practices to be used, major issues regarding accounting principles and financial statement presentations, analyses prepared by management and/or the independent registered public accounting firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, the effect of regulatory and accounting initiatives and other material written communications between the independent registered public accounting firm and management.

•

Internal Audit—Review the qualifications, organizational structure and performance of the internal audit function; review, approve and update the rolling three-year internal audit plan; periodically review any significant difficulties, disagreements with management or restrictions encountered in the scope of the Internal Audit Department’s work; receive periodic summaries of findings from completed internal audits and the status of major audits in process; receive timely notification of any issues or concerns identified during the course of internal audits and reviews; and discuss with the independent registered public accounting firm the responsibilities, budget and staffing of our internal audit function.

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Financial Reporting—Review and discuss with management, the independent registered public accounting firm and the internal auditor our annual and quarterly consolidated financial statements, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that will be contained in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q; discuss with the independent registered public accounting firm the auditor’s judgments about the quality and not just the acceptability of accounting principles used to prepare our consolidated financial statements; review our responses to any investigation of the SEC or any national securities exchange on which our shares are listed; review the type of information to be disclosed in our earnings press releases and discuss the earnings press releases; and review any financial information and earnings guidance provided to analysts and rating agencies.

•

Ethical and Legal Compliance—Review the effectiveness of our system for monitoring compliance with laws and regulations; establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (including procedures for receiving and handling complaints on a confidential and anonymous basis); and evaluate and handle any complaints submitted to or reported to the Audit Committee.

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•

Other Responsibilities—Discuss and evaluate our guidelines and policies regarding risk assessment and risk management; discuss our major financial risk exposures and the steps management has taken to monitor and control such exposures; and review our litigation, government investigation and legal compliance matters that could have a significant impact on our financial statements.

The Audit Committee held eight meetings during fiscal 2009.

Classified Business Oversight Committee

The current members of the Classified Business Oversight Committee are John J. Hamre (Chairperson), John P. Jumper and Kenneth C. Dahlberg. The responsibilities of the Classified Business Oversight Committee are set forth in its charter and include periodically reviewing and making recommendations to our Board of Directors and management concerning:

•	policies, processes, procedures, training and risk review activities applicable to our classified business activities;

•

regular reports from our Special Projects Committee, comprised of management and outside experts in intelligence and security, regarding classified programs involving special operational or reputational risks;

•	reports from management on particular classified projects involving significant performance, financial or reputational risks; and

•	other classified business issues that the Board or management would like the Committee to review.

The Classified Business Oversight Committee held three meetings during fiscal 2009.

Ethics and Corporate Responsibility Committee

The current members of the Ethics and Corporate Responsibility Committee are Anita K. Jones (Chairperson), France A. Córdova, Kenneth C. Dahlberg and Miriam E. John. The responsibilities of the Ethics and Corporate Responsibility Committee are set forth in its charter and include:

•	reviewing and making recommendations regarding the ethical responsibilities of our employees and consultants under our administrative policies and procedures;

•

reviewing and assessing our policies and procedures addressing the resolution of conflicts of interest involving us, our employees, officers and directors, or their immediate family members, included related party transactions, and addressing any potential conflict of interest involving us and a director or an executive officer;

•	reviewing the adequacy of, and any requests for waivers under, our Code of Ethics for Principal Executive Officer and Senior Financial Officers;

•

reviewing and establishing procedures for the receipt, retention and treatment of complaints regarding violations of our policies, procedures and standards related to ethical conduct and legal compliance;

•	reviewing and evaluating the effectiveness of our ethics, compliance and training programs and related administrative policies; and

•

reviewing our policies and practices in the areas of corporate responsibility including, the safety and protection of the environment, charitable contributions and such political, social and environmental issues that may affect our business operations, performance, public image or reputation.

The Ethics and Corporate Responsibility Committee held five meetings during fiscal 2009.

Finance Committee

The current members of the Finance Committee are Louis A. Simpson (Chairperson), Wolfgang H. Demisch, Edward J. Sanderson, Jr., and A. Thomas Young. The responsibilities of the Finance Committee are set forth in its charter and include periodically reviewing and making recommendations to our Board of Directors and management concerning:

•	our capital structure, including the issuance of equity and debt securities, the incurrence of indebtedness, payment of dividends and related matters;

•

financial projections (including any financial guidance) and general financial planning, including cash flow and working capital management, capital budgeting and expenditures, tax planning and compliance and related matters;

•	mergers, acquisitions and strategic transactions;

•	proposed offers for the purchase or acquisition of all or substantially all of our stock or assets;

•	investor relations programs and policies;

•	the funding status of our defined-benefit plans and the overall financial impact of our benefit plans; and

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•	any other transactions or financial issues that the Board of Directors or management would like the Committee to review.

The Finance Committee held seven meetings during fiscal 2009.

Human Resources and Compensation Committee

The current members of the Human Resources and Compensation Committee are Edward J. Sanderson, Jr. (Chairperson), France A. Córdova, Miriam E. John and Harry M.J. Kraemer, Jr. The Board of Directors has determined that each of the members of the Human Resources and Compensation Committee is independent for purposes of our Corporate Governance Guidelines. The responsibilities of the Human Resources and Compensation Committee are set forth in its charter and include:

•	determining the compensation of our Chief Executive Officer and reviewing and approving the compensation of our other executive officers;

•	exercising all rights, authority and functions under all of our stock, retirement and other compensation plans;

•	approving and making recommendations to the Board of Directors regarding non-employee director compensation;

•	preparing an annual report on executive compensation for inclusion in our proxy statement or Annual Report on Form 10-K in accordance with the rules and regulations of the SEC; and

•	periodically reviewing our Human Resources strategy, policies and programs.

In the exercise of its responsibilities, the Human Resources and Compensation Committee may delegate such of its authorities and responsibilities as the Committee deems proper to members of the Committee or to a subcommittee. The Committee’s processes and procedures for the consideration and determination of executive compensation are discussed in further detail under “Compensation Discussion and Analysis” below. The Human Resources and Compensation Committee held ten meetings during fiscal 2009.

Role of Independent Consultant

The Human Resources and Compensation Committee has retained Frederic W. Cook & Co., as its independent compensation consultant to assist the Committee in evaluating executive compensation programs and in setting executive officer compensation. The consultant only serves the Committee in an advisory role and does not decide or approve any compensation actions. The consultant reports directly to the Committee and does not perform any services for management. The consultant’s duties include the following:

•	reviewing our total compensation philosophy, peer group, and target competitive positioning for reasonableness and appropriateness;

•	reviewing our overall executive compensation program and advising the Committee on evolving best practices;

•	providing independent analyses and recommendations to the Committee on executive officer’s compensation; and

•	reviewing the Compensation Discussion and Analysis for our proxy statement;

The consultant interacts directly with members of SAIC management only on matters under the Committee’s oversight and with the knowledge and permission of the Committee.

Compensation Committee Interlocks and Insider Participation

None of the members of our Human Resources and Compensation Committee has, at any time, been an officer or employee of ours. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Human Resources and Compensation Committee.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Jere A. Drummond (Chairperson), John J. Hamre, Louis A. Simpson and A. Thomas Young. The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Compensation Committee is independent for purposes of our Corporate Governance Guidelines. The responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter and include:

•	evaluating, identifying and recommending nominees to the Board of Directors, including nominees proposed by stockholders;

•	reviewing and making recommendations regarding the composition and procedures of the Board of Directors;

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CORPORATE GOVERNANCE

•	making recommendations regarding the size, composition and charters of the committees of the Board of Directors;

•	reviewing and developing long-range plans for Chief Executive Officer and management succession;

•	developing and recommending to the Board of Directors a set of corporate governance principles, including recommending an independent director to serve as the Lead Director; and

•	developing and overseeing an annual self-evaluation process of the Board of Directors and its committees.

The Nominating and Corporate Governance Committee held five meetings during fiscal 2009.

Director Nominations Process

As indicated, the Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility for recommending nominees for membership on the Board. The Board of Directors believes its membership should reflect a broad range of experience, knowledge and judgment beneficial to our broad business diversity. The Board of Directors expects a high level of commitment from its members and will review a candidate’s other commitments and service on other boards to ensure that the candidate has sufficient time to devote to us. In recommending nominees for membership on the Board, the Nominating and Corporate Governance Committee has been directed by the Board to observe the following principles:

•	a majority of directors must meet the independence criteria established by the Board of Directors;

•	based upon the desired number of 12 directors, no more than three directors may be an employee of ours;

•	only a full-time employee who serves as either the Chief Executive Officer or one of his or her direct reports will be considered as a candidate for an employee director position; and

•	no director nominee may be a consultant to us.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Committee regularly assesses the Board’s current and projected strengths and needs by, among other things, reviewing the Board’s current profile, its director membership criteria as stated in the Corporate Governance Guidelines and our current and future needs. In considering candidates for election at annual meetings of stockholders, the Committee first identifies those incumbent directors who have not reached the mandatory director retirement age and who wish to continue their service on the Board. The Board of Directors and the Committee believe that the continuing service of qualified incumbent directors promotes stability and continuity, contributing to the Board’s ability to work together as a collective body and giving us the benefit of experience and insight that our directors have accumulated during their tenure. Accordingly, the Committee’s process for identifying and evaluating nominees reflects the Committee’s general practice of re-nominating incumbent directors who the Committee believes continue to satisfy the Board’s criteria for membership on the Board of Directors and who continue to make important contributions to us and our Board.

To the extent that vacancies on the Board of Directors are anticipated or otherwise arise, the Committee prepares a target candidate profile and develops an initial list of director candidates identified by the current members of the Board, business contacts, community leaders and members of management. The Committee may also retain a professional search firm to assist it in developing a list of qualified candidates, although the Committee has not utilized the services of such firms to date. The Nominating and Corporate Governance Committee would also consider any stockholder recommendations for director nominees that are properly received.

The Committee then screens and evaluates the resulting slate of director candidates to identify those individuals who best fit the target candidate profile and Board membership criteria and provides the Board of Directors with its recommendations. The Board of Directors then considers the recommendations and votes on whether to nominate the director candidate for election by the stockholders at the annual meeting or to appoint the director candidate to fill a vacancy on the Board.

Stockholder Nominations

Any stockholder may nominate a person for election as a director by complying with the procedures set forth in our bylaws. Under Section 3.03 of our bylaws, in order for a stockholder to nominate a person for election as a director, such stockholder must give timely notice to our Corporate Secretary prior to the meeting at which directors are to be elected. To be timely, notice must be delivered to the Corporate Secretary not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. (If the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, however, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which we first publicly announce the date of such annual meeting, whichever occurs later).

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CORPORATE GOVERNANCE

Such stockholder’s notice must include certain information about the nominee, including his or her name, age, business address and residence address, principal occupation or employment, the class and number of shares of our capital stock which are beneficially owned by the person and such other information as would be required to be disclosed in a proxy statement soliciting proxies for the election of the proposed nominee. In addition, the notice must contain certain information about the stockholder proposing to nominate that person. The foregoing requirements of Section 3.03 of our bylaws are deemed satisfied by a stockholder if the stockholder has notified us of his or her intention to present a nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Securities Exchange Act of 1934 and such stockholder’s nomination has been included in a proxy statement that has been prepared by us to solicit proxies for such annual meeting. We may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director.

Mandatory Retirement Policy

The Board has adopted a standard retirement age of 72 for independent directors and 65 for employee directors. It is the general policy of the Nominating and Corporate Governance Committee not to nominate candidates for re-election at any annual stockholder meeting to be held after he or she has attained the applicable retirement age. An individual over the applicable retirement age may stand for election as an independent director only with (i) the approval of the Chairman of the Board, Lead Director and Chair of the Nominating and Corporate Governance Committee, (ii) the recommendation of the Nominating and Corporate Governance Committee, (iii) a two-thirds vote of the directors then in office and (iv) a determination by the Board of Directors that circumstances of significant benefit to us exist, which will be described in our proxy statement. In no event shall an independent director stand for election beyond the age of 73.

Louis A. Simpson, age 72, is a nominee as an independent director at the 2009 Annual Meeting of Stockholders. Each of the conditions described above were satisfied in connection with his nomination, with Mr. Simpson abstaining from the actions of the Nominating and Corporate Governance Committee and the Board. In determining that circumstances of significant benefit to us exist, the Board considered Mr. Simpson’s knowledge, judgment and experience in business and financial matters, his insight into us and our operations gained through his service as a director since 2006, and his high level of commitment to us as demonstrated by his past contributions to the Board and the committees on which he has served, including his service as Chairperson of the Finance Committee since 2006.

Kenneth C. Dahlberg, our Chairman and Chief Executive Officer, is currently our only employee director and will attain the mandatory retirement age of 65 in October 2009. The Board of Directors has established a mandatory retirement policy of age 65 for its executive officers. Upon attaining the mandatory retirement age, an executive officer may not continue to serve as an executive officer, except that an executive officer that is also an employee director may continue service until the annual meeting of stockholders following his or her 65th birthday. As a result, Mr. Dahlberg’s service as a director and Chief Executive Officer is required to end at the 2010 Annual Meeting of Stockholders.

Related Party Transactions

The Board of Directors has adopted written policies and procedures for the review and approval of transactions between us and certain “related parties,” which are generally considered to be our directors and executive officers, nominees for director, holders of five percent or more of our outstanding capital stock and members of their immediate families. The Board of Directors has delegated to the Ethics and Corporate Responsibility Committee the authority to review and approve the material terms of any proposed related party transactions. If a proposed related party transaction involves a non-employee director or nominee for election as a director and may be material to a consideration of that person’s independence, the matter is also considered by the Chairman of the Board of Directors and the Chairperson of the Nominating and Corporate Governance Committee.

In determining whether to approve or ratify a related party transaction, the Ethics and Corporate Responsibility Committee considers, among other factors it deems appropriate, the potential benefits to us, the impact on a director’s or nominee’s independence or an executive officer’s relationship with or service to us, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. In deciding to approve a transaction, the Committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related party. Any transactions involving the compensation of executive officers, however, are to be reviewed and approved by the Human Resources and Compensation Committee. If a related party transaction will be ongoing, the Ethics and Corporate Responsibility Committee may establish guidelines to be followed in our ongoing dealings with the related party. Thereafter, the Ethics and Corporate Responsibility Committee will review and assess ongoing relationships with the related party on at least an annual basis to determine whether they are in compliance with the Committee’s guidelines and that the related party transaction remains appropriate.

There were no related party transactions during fiscal 2009.

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CORPORATE GOVERNANCE

Communications with the Board of Directors

Any interested party may contact directors by writing to them either individually, the independent directors as a group, the Lead Director or the Board of Directors generally at the following address:

SAIC, Inc.

Attention: Corporate Secretary

10260 Campus Point Drive, M/S D-7

San Diego, CA 92121

Communications sent to an individual director or to the Lead Director will be forwarded directly to such individual. Communications sent to the Board of Directors will be forwarded to the Chairman of the Board of Directors and to the Lead Director. Communications sent to the independent directors as a group will be forwarded to the Lead Director on behalf of all independent directors.

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COMPENSATION DISCUSSION AND ANALYSIS

Overview and Objectives of Compensation Program

Our executive compensation program is designed to attract, retain, motivate and reward talented employees who can contribute to our long-term financial performance and help build value for our stockholders. The Human Resources and Compensation Committee of our Board of Directors is responsible for overseeing our compensation program for all executives, including compensation awarded to our Chief Executive Officer, Chief Financial Officer and other most highly-compensated executive officers who have been designated as our Named Executive Officers for fiscal 2009.

In overseeing this program and determining the relevant amounts and types of compensation to be awarded to our executives, the Committee considers the following principles:

•

Compensation Should Reflect Company and Operational Group Performance. A substantial portion of the total compensation received by our executive officers should be directly tied to and contingent upon our performance as a whole and the performance of operational units under their management.

•

Compensation Should Reflect an Individual’s Responsibility and Specific Contributions. The amount and type of compensation awarded to our executive officers should reflect their individual job responsibilities, their achievement of the performance expectations placed upon them by our Chief Executive Officer, Board of Directors and Human Resources and Compensation Committee and take into account their contributions.

•

Compensation Should Focus our Executive Officers on Long-Term Financial Performance. A substantial portion of the total compensation should be delivered in the form of vesting equity awards in order to align the long-term interests of our executive officers with those of our stockholders.

•	Compensation Should Be Fair. Individual compensation levels should reflect differences in job responsibilities, geographies and marketplace considerations.

•

Compensation Should Be Competitive in the Marketplace. In order to help us attract and retain talented executives, the amount and type of compensation that we provide needs to be competitive when compared to that provided by companies with whom we compete for talent.

•

Perquisites and Personal Benefits Should Be Limited in Amount. Any perquisites and other personal benefits should be modest in amount, limited in nature to those made available to our employees generally and those deemed appropriate.

•

Compensation Should Be Cost-Effective. The compensation we provide should be cost-effective and structured, to the extent possible, to maximize favorable tax benefits and minimize the financial impact for us.

Principal Elements of Compensation

Under the direction of our Human Resources and Compensation Committee, we provide the following principal elements of compensation to our executive officers, which we collectively refer to as direct compensation:

•	Base salary—We provide a fixed base salary to our executive officers to compensate them for services provided to us during the fiscal year;

•	Cash incentive awards—We provide cash incentive awards to our executive officers, which vary in amount depending upon performance against predetermined goals and objectives for the fiscal year; and

•	Equity incentive awards—We provide equity incentive awards to our executive officers, which are intended to motivate them to stay with us and build stockholder value through their future performance.

In addition to these principal elements of direct compensation, we provide our executive officers with other benefits generally available to all eligible employees, such as participation in our health benefit and retirement programs. We also provide our executive officers with certain change in control benefits.

Considerations in Determining Direct Compensation

In determining the relevant amounts of direct compensation to be awarded to our executive officers, our Human Resources and Compensation Committee considers our overall performance, the performance of operational units under the executive officer’s management and individual performance as measured against performance goals and criteria, as well as comparative market data for peer companies with whom we compete for executive talent. The Committee reviews and approves the amounts of direct compensation to be provided to our executive officers for each fiscal year. At the beginning of each fiscal year, the Committee reviews and approves (i) the amount of base salary to be provided for the upcoming year, (ii) the payout range for the cash incentive awards that may be earned for the year and the performance goals and criteria upon which the amounts of the awards will be determined and (iii) the amount of equity incentive awards to be granted to our executive officers. Upon completion of each fiscal year, the Committee approves the payment of cash incentive awards that are based upon the achievement of the predetermined performance goals and criteria.

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COMPENSATION DISCUSSION AND ANALYSIS

Company and Operational Group Performance

The Committee considers our overall performance, including any corporate or operational units under an executive officer’s management. In particular, our performance (or a combination of company and group performance for executive officers with operational responsibilities) determines 80% of the amount of any cash incentive awards to be paid upon completion of the fiscal year. Amounts are principally determined based upon the company’s or group’s achievement of financial and operational objectives set at the beginning of the fiscal year.

Individual Performance

Individual performance is a key driver in setting base salaries and individual contributions to the achievement of our enterprise goals determine 20% of the amount of any cash incentive awards to be paid upon completion of the fiscal year. In determining base salaries, the Human Resources and Compensation Committee reviews a performance assessment for each of our executive officers, as well as compensation recommendations provided by the Chief Executive Officer and Executive Vice President for Human Resources. The Committee also considers market data and recommendations provided by its independent compensation consultant. Executive officers do not propose their own compensation. In addition, the Committee considers whether the executive officer has achieved certain predetermined objectives applicable to his or her organization, his or her individual contributions to us and other leadership accomplishments. The individual performance goals consist of objectives established relating to matters such as success in retaining and obtaining new customers, building capability through training and retaining workforce and certain other financial and operational goals.

If any executive officer has demonstrated exceptional performance during the recently completed fiscal year that the Committee determines is not fully recognized through the predetermined incentive award criteria, such exceptional contributions are generally rewarded in the form of discretionary cash bonuses rather than increases in base salary. If an executive officer’s performance does not meet expectations, the executive will receive a lower or no incentive award payout for the completed fiscal year.

With respect to our Chief Executive Officer, the Committee meets in executive session and evaluates his performance based on his achievement of performance objectives that were established and agreed upon at the beginning of the fiscal year. Formal input is received from the independent directors and senior management and through a self-assessment. The Committee also considers the Chief Executive Officer’s leadership contributions towards our performance, including financial and operational results, development and achievement of strategic objectives, progress in building capability among the senior management team and corporate governance leadership. The Committee then reviews the Chief Executive Officer’s evaluation and compensation with the independent directors and presents them to the Chief Executive Officer, who subsequently discusses his evaluation with the Board of Directors. The Chief Executive Officer does not propose his own compensation.

Performance in Fiscal 2009

Our performance was strong in fiscal 2009 as we exceeded three of our four numerically-based company and group performance targets. In addition, our Human Resources and Compensation Committee determined that our Named Executive Officers also performed well against the individual performance goals that were set for them at the beginning of the year. With important contributions from these executives, we made significant progress in many of our enterprise goals. The specific performance goals, actual performance against those goals and the compensation actions taken for the Chief Executive Officer and the other Named Executive Officers based on these results are discussed under “Direct Compensation for Fiscal 2009” in this Compensation Discussion and Analysis.

Comparable Market Data

The Committee considers the amount of direct compensation we provide relative to that provided by companies with whom we compete for executive talent with similar roles and responsibilities. To assist with this effort, the Committee engages a national compensation consulting firm to review and benchmark each element of direct compensation we provide to our executive officers.

For fiscal 2009, Frederic W. Cook & Co. compared each element of direct compensation we provide to our Chief Executive Officer and Chief Financial Officer against that provided by other publicly-traded engineering, information technology, consulting and defense companies, which we refer to as our “Compensation Peer Group.” The Compensation Peer Group for fiscal 2009 consisted of the following companies:

• Accenture, Ltd.	• Electronic Data Systems Corporation	• Rockwell Collins, Inc.

• Affiliated Computer Services, Inc.	• Fiserv, Inc.	• Synnex Corporation

• Automatic Data Processing, Inc.	• General Dynamics Corporation	• Unisys Corporation

• Computer Sciences Corporation	• L-3 Communications Holdings, Inc.	• URS Corporation

• CGI Group, Inc.	• Raytheon Company

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Peer Group is periodically reviewed and updated by the Committee and consists of companies that the Committee believes have similar revenues and industry focus to ours, as well as companies against which we compete for talent and stockholder investment. In order to help provide better comparative data and analysis, the Compensation Peer Group is structured so that no company within the survey has annual revenues greater than three times or less than approximately one-third of ours. For comparison purposes for fiscal 2009, our annual revenues were at approximately the 55th percentile of the revenues of the Compensation Peer Group.

In addition to the Compensation Peer Group, Frederic W. Cook & Co. also reviewed survey information regarding compensation that other comparable companies provide to their chief executive officer, chief financial officer and other members of senior management. These surveys include companies that have similar industry focus to ours. For our Group Presidents, we compare the compensation we provide against compensation received by company managers of operational units or subsidiaries of similar size to our groups.

The Human Resources and Compensation Committee considers this survey data and analysis when evaluating appropriate levels of direct compensation. To be competitive in the market for our executive-level talent, the Committee generally will:

•

target overall compensation for our executive officers at the median compensation levels paid to similarly situated executives of these comparable companies for each element of compensation and overall, although the actual cash incentive awards paid will vary based on operating performance and may therefore generate compensation that is higher or lower than the market median;

•	award higher levels of compensation, when appropriate, in recognition of the importance or uniqueness of the role of an executive officer; and

•	provide market competitive levels of executive compensation on an ongoing basis, without regard to the executive’s wealth accumulation resulting from prior awards of equity compensation.

Direct Compensation for Fiscal 2009

Compensation Mix

Direct compensation paid to our Named Executive Officers for fiscal 2009 was comprised of (i) a fixed base salary to compensate them for services provided to us during the fiscal year; (ii) cash incentive awards based upon the achievement of certain predetermined goals and objectives for the fiscal year and (iii) equity incentive awards comprised of stock options and shares of restricted stock intended to motivate them to stay with us and build stockholder value through their future performance.

The charts below depict each principal element of compensation as a percentage of total compensation for (a) our Chief Executive Officer and (b) our other Named Executive Officers as a group for fiscal 2009.

As indicated above, base salary represented a minority portion of overall compensation compared to performance-based cash incentive awards and equity incentive awards. The allocation of a meaningful portion of overall compensation to cash incentive awards demonstrates our Human Resources and Compensation Committee’s belief that a substantial portion of

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COMPENSATION DISCUSSION AND ANALYSIS

total compensation should reflect the actual achievement of predetermined individual and company goals. The allocation of a major portion of compensation in the form of restricted stock and stock option awards reflects the principle that a substantial portion of total compensation should be delivered in the form of vesting equity awards in order to align the long-term interests of our executive officers with those of our stockholders. For fiscal 2009, the Committee concluded that stock options (rather than restricted stock) should constitute the majority of the equity incentive awards, since such options only have value to the extent that our stock price appreciates.

The various amounts of direct compensation provided to our Named Executive Officers for fiscal 2009 are set forth in more detail in the tables in this Proxy Statement under the caption “Executive Compensation.”

Base Salary

Our Human Resources and Compensation Committee’s philosophy is that base salaries should comprise a minority portion of overall compensation, yet provide stable compensation to executives that is competitive with peer companies in order to effectively attract and retain talented executives. In approving the fiscal 2009 base salaries for our Named Executive Officers and other executive officers, the Human Resources and Compensation Committee considered the survey data and analysis which indicated that base salaries for our executive officers were set at approximately the median levels, although each executive officer may have a base salary above or below the median of the market. Actual individual salary amounts also reflect the Committee’s judgment with respect to each executive officer’s responsibility, performance, experience and other factors, including internal equity considerations, the individual’s historical compensation and any retention concerns. While base salaries of our executive officers are set at competitive levels, the Committee believes that a significant portion of our executive officers’ direct compensation should consist of cash and equity incentive awards (described below) which are variable in amount and tied to financial and operational results and individual performance.

The Committee reviews the Named Executive Officers’ base salaries annually or at the time of promotion or a substantial change in responsibilities based on the criteria described above. Mr. Prior’s fiscal 2009 salary increased 36% over fiscal 2008 reflecting his increased responsibilities as a result of his promotion to Chief Operating Officer in September 2007.

Cash Incentive Awards

We provided cash incentive awards to our executive officers in fiscal 2009, the amounts of which depended upon the achievement of specific financial, operational and individual performance goals approved by the Human Resources and Compensation Committee. In the first quarter of fiscal 2009, the Committee approved the threshold, target and maximum bonus amounts for the cash incentive awards and the performance goals and criteria upon which the amounts of the awards would be determined. Following the end of fiscal 2009, the Committee approved the payment of cash incentive awards based upon performance against the predetermined goals and criteria.

Target and Maximum Cash Incentive Awards. The Human Resources and Compensation Committee set the target amount of the cash incentive award for each executive officer for our 2009 fiscal year at between 50% and 135% of his or her base salary depending on the officer’s position. In approving these targets, the Committee reviewed and considered the survey data and analysis which indicated that average targets for our cash incentive awards, including that for our Chief Executive Officer, were generally at the market median for companies in the Compensation Peer Group and published surveys. In addition, the target amount was structured to comprise a significant portion of an executive officer’s total cash compensation for the fiscal year. In structuring the components of direct compensation in this way, the Committee intended that a substantial portion of an executive officer’s cash compensation for the fiscal year would therefore be “at risk” and dependent on performance during the fiscal year.

The actual amount of the cash incentive award was based upon the extent to which performance under each of the criteria was met, exceeded or was below target. Award levels were structured to range from 0% to 150% of the target amount for all performance criteria except that, for certain executives including the Chief Executive Officer, Chief Operating Officer and Group Presidents, the award level for exceeding the employee retention goal could be up to 200% of the target for extraordinary performance in reducing voluntary turnover. However, to the extent that performance was less than 80% as measured against our performance goals (other than reduction of voluntary turnover, for which the threshold was 20%), no bonus amount was to be paid with respect to such performance criteria.

For our Named Executive Officers, the target and maximum bonus amounts for the fiscal 2009 cash incentive awards and the amounts of the awards actually earned by the officers, were as follows:

	Target Award	Maximum Award	Actual Award
Kenneth C. Dahlberg	$1,350,000	$2,092,500	$1,469,610
Mark W. Sopp	525,000	787,500	550,000
Lawrence B. Prior III	775,000	1,201,250	845,000
Arnold L. Punaro	525,000	787,500	550,000
Deborah H. Alderson	435,000	674,250	485,000

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COMPENSATION DISCUSSION AND ANALYSIS

Performance Goals for Cash Incentive Awards. The actual amount of the cash incentive award to be paid upon completion of fiscal 2009 was determined based upon the achievement of financial and other corporate and individual performance goals set at the beginning of the fiscal year. The performance metrics and their relative weightings for fiscal 2009 were:

Financial Goals – 80% (1)		Other Performance Goals – 20%
Revenue	35%

Individual Contributions to Enterprise Goals, including

•     workforce diversity, training and retention

•     customer satisfaction and retention

•     new business development

•     program execution quality goals

•     internal collaboration and communication

•     strategic, financial and operational goals

Employee Retention (2)

•     reduction in voluntary employee turnover percentage

Operating Income • For Group Presidents, a portion of this weighting is based on Group-level profit before taxes.	35%
Average Days Working Capital (DWC) • Determined by dividing (a) total working capital at quarter end by (b) average daily sales during the quarter. Goals are based on the average of quarter end DWC for the four fiscal quarters.	30%

(1)

Award amounts for the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and other corporate-level executives based on achievement of financial goals are determined by reference to our consolidated financial information. Award amounts for Group Presidents based on achievement of financial goals are determined by reference to both (i) the financial results of their respective Groups (50% weighting) and (ii) our consolidated financial information (30% weighting).

(2)

The employee retention goal is only applicable to senior managers whose operational roles place them in a position to have a meaningful impact on retention, including Mr. Dahlberg, Mr. Prior and Ms. Alderson. For these executives, employee retention and individual contributions to enterprise goals are weighted equally in the category of other performance goals. For Mr. Sopp and Mr. Punaro, individual contributions to enterprise goals constitute 100% of the weighting in the category of other performance goals.

Revenue and operating income were used as financial goals because they most directly align with our growth strategy and we believe they generally are strongly correlated with potential stockholder value. We use average days working capital to measure how efficiently we use our working capital relative to the size of our business and operating units. The financial goals are considered the most important factors and are therefore weighted more heavily.

For fiscal 2009, the targeted achievement levels and actual performance for each of the key measures were as follows:

	Target	Actual	Actual as a % of Target
Revenue	$9.7 billion	$10.1 billion	103.9%
Operating Income	$740 million	$776 million	104.9%
Average Days Working Capital	44 days	45 days	99%
Employee Retention Improvement	1.5%	2.3%	143.8%

Determination of Cash Incentive Award Amounts.

Following the end of fiscal 2009, the Human Resources and Compensation Committee reviewed financial and individual performance during the year and approved the cash incentive award payments to be made to each of our executive officers. In evaluating fiscal 2009 financial performance, the Committee recognized that we exceeded our objectives with respect to revenue, operating income and employee retention improvement, while slightly falling short of the average days working capital target. In analyzing individual performance, the Committee reviewed detailed written justifications concerning the individual’s level of achievement and also considered input from the Chief Executive Officer with respect to the degree of success and the difficulty of achieving the individual performance goals. Ultimately, weighted average scores for such financial and other corporate and individual objectives were determined, which were applied against the target bonus applicable to such objectives.

Equity Incentive Awards

The Human Resources and Compensation Committee grants equity incentive awards to focus our executives on long-term financial performance and increased stockholder value and to motivate the executives to remain with us through the vesting periods for these awards. The amounts of these awards are determined based on market data and vary based upon an executive officer’s position and responsibilities. Because these equity awards are generally intended to help motivate our executive officers to stay with us and to continue to build stockholder value, the Committee generally does not consider an executive officer’s current stock or option holdings in making additional awards.

SAIC, Inc. Proxy Statement  17

COMPENSATION DISCUSSION AND ANALYSIS

Prior to making the fiscal 2009 equity incentive awards to our executive officers, the Human Resources and Compensation Committee reviewed the survey analysis which indicated that the value of the equity awards issued to our executive officers for the prior fiscal year was below the median for companies in the Compensation Peer Group and published surveys. The Committee approved the grant of equity incentive awards with values at approximately the median when compared to our Compensation Peer Group.

Beginning in fiscal 2010, for our Named Executives Officers and other select leaders, the Committee decided to replace the time-vested restricted stock award component of our executive compensation program with performance share awards that may be earned based upon the achievement of certain financial performance objectives over a three year period. This program is limited to executives who are in a position to have a significant impact on the achievement of goals established by the Committee and who provide the long-term strategic leadership necessary to accomplish the goals. We believe this program will play an important role in further aligning the compensation of executives with key financial goals that consistently drive stockholder value over the long-term.

Equity Award Grant Practices

Our Human Resources and Compensation Committee is responsible for the administration of our equity incentive plans. In advance of each fiscal year, the Committee predetermines the dates on which equity awards will be granted during the following fiscal year to new and current employees, including our executive officers. These grant dates are selected to occur after the dates we anticipate releasing our annual and quarterly financial results. We generally grant equity incentive awards to our directors, executive officers and all other eligible employees on an annual basis shortly after we announce our financial results for the recently completed fiscal year. In addition to these annual grants, the Committee predetermines four quarterly dates on which any additional equity incentive awards may be made to eligible executive officers or other employees in connection with a new hires, for retention purposes or otherwise. The equity award grant dates for fiscal 2009 were fixed by the Committee in December 2007 and the grant dates for fiscal 2010 were fixed by the Committee in December 2008.

The Human Resources and Compensation Committee approves all equity awards made to our directors and executive officers. Subject to amount limitations, equity awards to employees who are not executive officers are approved by our Stock and Acquisition Transactions Committee, of which Mr. Dahlberg, our Chairman and Chief Executive Officer, is the sole member. Mr. Dahlberg may further delegate authority to specified executive officers to approve equity award grants, subject to amount limitations, although he has not done so to date. All awards are made on one of the pre-determined grant dates approved by the Human Resources and Compensation Committee.

The exercise price of any option grant is determined by reference to the fair market value of the shares, which our 2006 Equity Incentive Plan defines as the closing sales price of our common stock on the NYSE on the previous trading day.

Stock Ownership Guidelines and Policies

We encourage our employees to have significant holdings in our stock so that they are motivated to maximize our long-term performance and stock value. Under stock ownership guidelines we have established, all executive officers are expected to acquire and maintain stockholdings in an amount of our stock with a value at least equal to five times their base salary within a maximum of seven years following their appointment as an executive officer. For purposes of calculating an individual’s holdings, we include vested shares (including those held in our deferred compensation plans and retirement plan) as well as the in-the-money value of stock options. After an individual attains his or her minimum holdings during this initial seven-year period, we expect that he or she will retain sufficient shares from option exercises so that the in-the-money value of stock options will no longer be considered in determining their ownership multiple.

In addition to these ownership guidelines, we have also established policies for our executive officers relating to certain short-term or speculative transactions in our securities that we believe carry a greater risk of liability for insider trading violations and also create an appearance of impropriety. For example, our executive officers are not permitted to engage in any short sales or any trading in puts, calls or other derivatives on an exchange or other organized market. In addition, our executive officers are required to obtain preclearance from our General Counsel for all transactions in our securities.

Other Benefits Provided in Fiscal 2009

In addition to the elements of direct compensation described above, we also provide our executive officers with the following benefits:

Health and Welfare Benefits

Our executive officers are entitled to participate in all health and welfare plans that we generally offer to all of our eligible employees, which provide medical, dental, health, group term life insurance and disability benefits. In addition to disability benefits that we generally make available to all of our employees, we have agreed to provide our Chief Executive Officer with disability payments in an amount up to 70% of his then-current salary if he is disabled prior to his reaching age 65. We believe that these health and welfare benefits are reasonable in scope and amount and are typically offered by other companies against which we compete for executive talent.

18  SAIC, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Retirement Benefits

Our executive officers are entitled to participate in the same retirement plan that is generally available to all employees. We do not maintain a defined benefit or other supplemental retirement plan for our executive officers. Through December 31, 2008, we made matching contributions to participants’ retirement plan accounts equal to 50% of each participant’s own contributions up to 6% of their “eligible compensation” under applicable rules. We also made profit sharing and ESOP contributions to participants’ retirement plan accounts in fiscal 2009. The average amount of contributions we made to the retirement plan accounts of our Named Executive Officers in fiscal 2009 was $14,006. Effective January 1, 2009, we have increased the company matching contribution to 100% of participants’ contributions up to 6% of eligible compensation and discontinued making discretionary profit sharing and ESOP contributions. The Human Resources and Compensation Committee believes that this retirement program permits our executives to save for their retirement in a tax-effective manner and is of the kind typically offered by other companies against which we compete for executive talent.

Deferred Compensation Plans

We maintain two deferred compensation plans that allow eligible participants to elect to defer all or a portion of any cash or certain equity incentive awards granted to them under our cash incentive or stock plans. We make no contributions to participant accounts under these plans. Deferred balances under either plan will generally be paid upon retirement or termination. These plans are described in more detailed under “Nonqualified Deferred Compensation” in this Proxy Statement.

Perquisites and Personal Benefits

We do not provide perquisites and personal benefits to our executive officers that are not otherwise available to other employees, other than modest costs for airline club and social club memberships generally ranging from $300 to $800 per year.

Potential Change in Control Benefits

We have entered into severance protection agreements with our executive officers that would provide them with payments and benefits if their employment is involuntarily terminated following an acquisition of our company as further described in this Proxy Statement under “Executive Compensation—Potential Payment Upon a Change in Control.” We believe that these agreements provide an important benefit to us by helping alleviate any concern the executive officers might have during a potential change in control of our company and permitting them to focus their attention on our business. In addition, we believe that these agreements are an important recruiting and retention tool, as many of the companies with which we compete for talent have similar arrangements in place for their senior management.

These severance protection agreements renew for successive one-year terms each year, unless not later than October 31st of the prior year, either the Human Resources and Compensation Committee or an executive officer to which the agreement applies decides not to extend the term of the agreement. This annual term permits our Human Resources and Compensation Committee to regularly review the amount of benefits that would be provided to our executive officers in connection with a change in control and to consider whether to continue providing such benefits. For example, in October 2006 and October 2008, the Committee exercised this right and approved new severance protection agreements that provided reduced benefits and limited the circumstances under which executive officers would receive benefits.

In addition to the benefits provided by the severance protection agreements, the terms of our 1999 Stock Incentive Plan, 1984 Bonus Compensation Plan and deferred compensation plans generally provide for accelerated vesting upon a change in control. Our 2006 Equity Incentive Plan generally only provides for accelerated vesting upon the occurrence of a change in control if the participant’s employment is terminated as a result. These acceleration provisions are generally applicable to all grants of options or restricted stock made to all of our employees, including our executive officers.

Other than the change in control benefits described above, we are not obligated to offer any kind of severance benefits to our executive officers. In addition, our executive officers are employees-at-will and as such do not have any employment agreements with us, other than standard employee offer letters.

Tax Considerations

We attempt to provide compensation that is structured, to the extent possible, to maximize favorable accounting, tax and similar benefits for us.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits the deductibility of certain compensation in excess of $1,000,000 paid in any one year to the Chief Executive Officer and certain other highly compensated officers. Qualified performance-based compensation will not be subject to this deduction limit if certain requirements are met.

SAIC, Inc. Proxy Statement  19

COMPENSATION DISCUSSION AND ANALYSIS

The Human Resources and Compensation Committee periodically reviews and considers the deductibility of executive compensation under Section 162(m) in designing and implementing our compensation programs and arrangements. As indicated above, a portion of our cash incentive awards is determined based upon the achievement of certain predetermined financial performance goals under a stockholder-approved plan, which is intended to permit us to deduct such amounts pursuant to Section 162(m).

While we will continue to monitor our compensation programs in light of Section 162(m), the Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of our company and our stockholders. As a result, the Committee may conclude that paying compensation at levels that are not deductible under Section 162(m) is nevertheless in the best interests of our company and our stockholders.

Human Resources and Compensation Committee Report

The Human Resources and Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis included in this Proxy Statement. Based upon this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

France A Córdova

Miriam E. John

Harry M.J. Kraemer, Jr.

Edward J. Sanderson, Jr. (Chairperson)

20  SAIC, Inc. Proxy Statement

EXECUTIVE COMPENSATION

The following tables set forth information regarding certain cash, incentive, equity and other compensation earned by (i) our Chief Executive Officer, (ii) our Executive Vice President and Chief Financial Officer, and (iii) our three other most highly-compensated executive officers for fiscal 2009. We refer to these executive officers in this Proxy Statement as our “Named Executive Officers.”

Summary Compensation Table

The following table sets forth information regarding compensation earned by our Named Executive Officers for service to us during fiscal 2009 and, if applicable, fiscal 2008 and 2007, whether or not such amounts were paid in such year:

Name and principal position	Year (1)	Salary ($) (2)	Bonus ($)		Stock awards ($) (4)	Option awards ($) (4)	Non-equity incentive plan compensation ($)	All other compensation ($) (5)	Total ($)
Kenneth C. Dahlberg	2009	1,000,000	—		1,806,494	4,404,400	1,469,610	15,374	8,695,878
Chairman and Chief Executive Officer	2008	1,000,000	—		1,123,104	3,267,045	1,050,000	13,319	6,453,468
	2007	1,000,000	—		859,381	2,263,425	1,325,000	1,544,160	6,991,966

Mark W. Sopp	2009	521,154			224,297	558,134	550,000	13,863	1,867,448
Executive Vice President and Chief Financial Officer	2008	508,654	—		109,386	388,110	400,000	13,377	1,419,527
	2007	474,038	60,000	(3)	25,003	224,849	440,000	41,233	1,265,123

Lawrence B. Prior III	2009	704,900	—		337,733	753,263	845,000	13,290	2,654,186
Chief Operating Officer	2008	519,231	—		170,342	406,901	485,000	13,642	1,595,116

Arnold L. Punaro	2009	519,231	—		783,085	868,936	550,000	13,997	2,735,249
Executive Vice President

Deborah H. Alderson	2009	431,154	—		297,394	512,497	485,000	13,506	1,739,551
Group President	2008	409,038	—		213,038	389,417	370,000	14,265	1,395,758

(1)	Compensation is provided only for fiscal years for which each individual qualified as a Named Executive Officer.

(2)	This column includes amounts paid in lieu of accrued and unused comprehensive leave time.

(3)	Amount awarded to Mr. Sopp in fiscal 2007 in special recognition for his efforts in completing our initial public offering and reorganization merger.

(4)

These columns reflect the dollar amounts that were recognized in each fiscal year for financial statement reporting purposes under Statement of Financial Accounting Standards (SFAS) No.123(R) (Share-Based Payment) with respect to stock and option awards granted to our Named Executive Officers in and prior to that fiscal year. In addition, because we adopted SFAS 123(R) utilizing the prospective method for stock-based awards granted prior to September 1, 2005 (the date we made our initial filing with the SEC for our initial public offering), for purposes of this Summary Compensation Table we have computed and determined the associated value for option awards granted prior to September 1, 2005 as if we had adopted SFAS 123(R) utilizing the modified prospective method for those awards. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based conditions. For more information regarding our application of SFAS 123(R), including the assumptions used in the calculations of these amounts, please refer to Note 10 of Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 30, 2009. Because these amounts reflect accounting expenses for these awards, they do not necessarily correspond to the actual value that will be realized by the Named Executive Officers.

(5)

Amounts shown in this column represent matching funds and profit sharing and ESOP contributions that we made on behalf of our Named Executive Officers pursuant to the SAIC Retirement Plan, except that fiscal 2007 amounts for Mr. Dahlberg and Mr. Sopp also include the following amounts of the special cash dividend paid in connection with our reorganization merger in October 2006 with respect to shares of our restricted stock held directly by them or stock units held in their accounts under our Key Executive Stock Deferral Plan: (a) $1,515,765 for Kenneth C. Dahlberg; and (b) $34,575 for Mark W. Sopp.

SAIC, Inc. Proxy Statement  21

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table sets forth information regarding the cash and equity incentive awards made to our Named Executive Officers in fiscal 2009 pursuant to our 2006 Equity Incentive Plan, including any portion of such awards deferred into our Key Executive Stock Deferral Plan:

Name	Grant date	Approval date	Estimated future payouts under non-equity incentive plan awards (1)			All other stock awards; number of shares of stock or units (#) (2)	All other option awards; number of securities underlying options (#) (3)	Exercise or base price of option awards ($/share) (4)	Grant date fair value of stock and option awards ($)
			Threshold ($)	Target ($)	Maximum ($)
Kenneth C. Dahlberg	4/4/08	3/21/08	756,000	1,350,000	2,092,500	—	—	—	—
	4/4/08	3/21/08	—	—	—	74,747	—	—	1,400,011
	4/4/08	3/21/08	—	—	—	—	430,750	18.73	1,940,960

Mark W. Sopp	4/4/08	3/21/08	315,000	525,000	787,500	—	—	—	—
	4/4/08	3/21/08	—	—	—	25,628	—	—	480,012
	4/4/08	3/21/08	—	—	—	—	150,000	18.73	675,900

Lawrence B. Prior III	4/4/08	3/21/08	434,000	775,000	1,201,250	—	—	—	—
	4/4/08	3/21/08	—	—	—	38,442	—	—	720,019
	4/4/08	3/21/08	—	—	—	—	225,000	18.73	1,013,850

Arnold L. Punaro	4/4/08	3/21/08	315,000	525,000	787,500	—	—	—	—
	4/4/08	3/21/08	—	—	—	21,357	—	—	400,017
	4/4/08	3/21/08	—	—	—	—	123,000	18.73	554,238
	4/11/08	4/11/08	—	—	—	26,246	—	—	499,986

Deborah H. Alderson	4/4/08	3/21/08	243,600	435,000	674,250	—	—	—	—
	4/4/08	3/21/08	—	—	—	18,687	—	—	350,008
	4/4/08	3/21/08	—	—	—	—	108,000	18.73	486,648

(1)

Amounts in these columns represent the threshold, target and maximum amounts of cash incentive awards earned by our Named Executive Officers for fiscal 2009. The target amounts for the cash incentive awards were between 100% and 135% of a Named Executive Officer’s base salary for fiscal 2009. The threshold amounts represented approximately 60% of the target amounts and the maximum amounts represented 150% of the target amount. The actual amounts that were paid to our Named Executive Officers with respect to fiscal 2009 are set forth in the table entitled “Summary Compensation Table” under the column headed “Non-equity incentive plan compensation.”

(2)

Amounts in this column represent the number of shares of class A preferred stock underlying restricted stock or restricted stock units issued to our Named Executive Officers as part of the equity incentive awards issued in fiscal 2009. Our Key Executive Stock Deferral Plan allows eligible participants to elect to defer all or a portion of their restricted stock awards granted under our stock plans into stock units. All restricted stock and restricted stock units issued to our Named Executive Officers vest as to 20%, 20%, 20% and 40% of the underlying shares on the first, second, third and fourth year anniversaries of the date of grant, respectively. Amounts shown in this column for Messrs. Dahlberg, Sopp, Prior and Punaro represent restricted stock units due to the deferral of their awards into our Key Executive Stock Deferral Plan.

(3)

Amounts in this column represent the number of shares of common stock underlying options issued to our Named Executive Officers during fiscal 2009. All such options vest as to 20%, 20%, 20% and 40% of the underlying shares on the first, second, third and fourth year anniversaries of the date of grant, respectively.

(4)	The exercise price is the closing sales price of our common stock on the NYSE on the immediately preceding trading day before the grant date.

22  SAIC, Inc. Proxy Statement

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding option and restricted stock awards issued pursuant to our 2006 Equity Incentive Plan, 1999 Stock Incentive Plan and Amended and Restated 1984 Bonus Compensation Plan that were held by our Named Executive Officers at the end of fiscal 2009, including awards previously deferred under our Key Executive Stock Deferral Plan:

	Option awards (1)				Stock awards
Name	Number of securities underlying unexercised options (exercisable)	Number of securities underlying unexercised options (unexercisable)	Option exercise price ($)	Option expiration date		Number of shares of stock or units that have not vested		Market value of shares of stock or units that have not vested ($) (4)
					Grant Date	Restricted Stock (2)	Restricted Stock Units (3)
Kenneth C. Dahlberg	89,997	—	12.45	5/18/09	4/01/05	—	5,918	116,821
	89,995	59,998	13.52	3/31/10	3/21/06	—	10,930	215,758
	134,993	89,996	13.52	3/31/10	3/29/07	—	45,429	896,768
	134,993	89,996	13.52	3/31/10	4/04/08	—	74,747	1,475,506
	240,000	360,000	14.64	3/20/11	—	—	—	—
	100,000	400,000	17.61	3/28/12	—	—	—	—
	—	430,750	18.73	4/03/13	—	—	—	—

Mark W. Sopp	116,992	77,995	14.46	12/05/10	11/28/05	—	1,844	36,401
	31,000	124,000	17.61	3/28/12	4/04/08		25,628	505,897
	—	150,000	18.73	4/03/13	3/29/07	18,172	—	358,715

Lawrence B. Prior III	17,499	—	12.71	11/11/09	3/29/07	—	27,258	538,073
	175	118	13.52	2/15/10	4/04/08	—	38,442	758,845
	1,799	1,200	13.52	2/15/10	3/31/05	494	—	9,752
	44,997	29,999	13.52	3/30/10	3/21/06	2,733	—	53,949
	48,000	72,000	14.64	3/20/11	—	—	—	—
	23,000	92,000	17.61	3/28/12	—	—	—	—
	22,000	88,000	20.12	12/19/12	—	—	—	—
	—	225,000	18.73	4/3/13	—	—	—	—

Arnold L. Punaro	15,600	—	12.71	11/11/09	3/31/05	—	1,085	21,418
	53,997	35,998	13.52	3/30/10	3/21/06	—	2,732	53,930
	48,000	72,000	14.64	3/20/11	3/29/07	—	13,629	269,036
	23,000	92,000	17.61	3/28/12	4/04/08	—	21,357	421,587
	—	123,000	18.73	4/03/13	4/11/08	—	26,246	518,096

Deborah H. Alderson	165	110	14.46	11/21/10	8/01/05	—	9,569	188,892
	1,799	1,200	14.46	11/21/10	3/21/06		2,732	53,930
	62,995	41,998	14.46	11/21/10	3/29/07	—	6,814	134,508
	48,000	72,000	14.64	3/20/11	3/29/07	6,815	—	134,528
	23,000	92,000	17.61	3/28/12	4/04/08	18,687	—	368,881
	—	108,000	18.73	4/03/13	—	—	—	—

(1)

Information in this column relates to options to purchase shares of class A preferred stock (for options issued prior to October 2006) or shares of common stock (for options issued after October 2006) held by our Named Executive Officers at the end of fiscal 2009. All such options were granted five years prior to the date immediately following their respective expiration dates and vest as to 20%, 20%, 20% and 40% of the underlying shares on the first, second, third and fourth year anniversaries of the date of grant, respectively.

(2)

Information in this column relates to restricted shares of our class A preferred stock held by our Named Executive Officers at the end of fiscal 2009. All shares of restricted stock vest as to 20%, 20%, 20% and 40% of the shares on the first, second, third and fourth year anniversaries of the date of grant, respectively.

(3)

Information in this column relates to restricted stock units held by our Named Executive Officers at the end of fiscal 2009 in our Key Executive Stock Deferral Plan. All restricted stock units vest as to 20%, 20%, 20% and 40% of the underlying shares on the first, second, third and fourth year anniversaries of the date of grant, respectively. Any restricted stock awards previously deferred by our Named Executive Officers are also reflected in the table under the caption “Nonqualified Deferred Compensation” below.

(4)

The market value of the shares of restricted stock or restricted stock units for class A preferred stock is based upon $19.74, the closing sales price of our common stock on the NYSE on January 30, 2009. Shares of our class A preferred stock are not listed on a public trading market but are convertible into shares of our common stock on a one-for-one basis.

SAIC, Inc. Proxy Statement  23

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested

The following table sets forth information regarding stock options exercised and shares of class A preferred stock acquired upon vesting by our Named Executive Officers during fiscal 2009:

	Option awards		Stock awards
Name			Number of shares acquired on vesting
	Number of shares acquired on exercise	Value realized on exercise ($)	Restricted stock (1)	Restricted stock units (2)	Value realized on vesting ($)
Kenneth C. Dahlberg	507,263	4,891,465	—	17,960	332,421

Mark W. Sopp	—	—	4,543	922	100,048

Lawrence B. Prior III	—	—	2,231	6,814	169,193

Arnold L. Punaro	59,398	514,029	—	5,956	110,147

Deborah H. Alderson	—	—	1,703	7,399	169,161

(1)

Information in this column relates to restricted shares of our class A preferred stock in which our Named Executive Officers vested in fiscal 2009. All shares of restricted stock vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

(2)

Information in this column relates to restricted stock units for class A preferred stock in our Key Executive Stock Deferral Plan in which our Named Executive Officers vested in fiscal 2009. All restricted stock units vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively. Any restricted stock awards previously deferred by our Named Executive Officers are also reflected in the table under the caption “Nonqualified Deferred Compensation” below.

Nonqualified Deferred Compensation

We provided benefits to our Named Executive Officers during fiscal 2009 under the following nonqualified deferred compensation plans, which are summarized below:

•

The Keystaff Deferral Plan allows eligible participants to elect to defer all or a portion of any cash or vested equity incentive awards granted to them under our cash incentive or stock incentive plans. We make no contributions to participant accounts under the Keystaff Deferral Plan, although participant deferrals, which are reflected in dollars, earn interest during the deferral period. Distributions under the Keystaff Deferral Plan are then made to participants in cash. Deferred balances under this plan will generally be paid upon retirement or termination.

•

The Key Executive Stock Deferral Plan allows eligible participants to elect to defer all or a portion of their cash or certain equity incentive awards granted to them under our cash incentive or stock incentive plans. Participant deferrals generally correspond to share units of our class A preferred stock. Shares equivalent to deferrals may be deposited to a rabbi trust to fund benefits for participants. We make no contributions to participant accounts under the Key Executive Stock Deferral Plan. Distributions under the Key Executive Stock Deferral Plan are made to participants in shares of class A preferred stock corresponding to the number of vested stock units held for the participant. Deferred balances under this plan will generally be paid upon retirement or termination.

24  SAIC, Inc. Proxy Statement

EXECUTIVE COMPENSATION

The following table sets forth information regarding deferrals under and aggregate earnings and withdrawals in fiscal 2009 through our nonqualified deferred compensation plans:

Name	Plan	Executive contributions in fiscal 2009 ($) (1)	Aggregate earnings in fiscal 2009 ($) (2)	Aggregate withdrawals/ distributions in fiscal 2009	Aggregate balance at fiscal year end ($) (3)
Kenneth C. Dahlberg	Keystaff Deferral Plan	—	—	—	—
	Key Executive Stock Deferral Plan	1,400,011	292,960	—	6,585,955

Mark W. Sopp	Keystaff Deferral Plan	—	—	—	—
	Key Executive Stock Deferral Plan	480,012	29,757	—	596,898

Lawrence B. Prior III	Keystaff Deferral Plan	—	—	—	—
	Key Executive Stock Deferral Plan	720,019	67,447	—	1,431,426

Arnold L. Punaro	Keystaff Deferral Plan	400,000	22,915	—	582,915
	Key Executive Stock Deferral Plan	900,003	106,097	—	2,500,466

Deborah H. Alderson	Keystaff Deferral Plan	—	—	—	—
	Key Executive Stock Deferral Plan	—	59,228	—	1,391,848

(1)

With respect to the Key Executive Stock Deferral Plan, amounts in this column represent the dollar value of shares of restricted stock of our class A preferred stock issued in fiscal 2009 under our 2006 Equity Incentive Plan for services performed by our Named Executive Officers in fiscal 2008, which they deferred into the Key Executive Stock Deferral Plan as follows: (a) Kenneth C. Dahlberg, 74,747 shares of restricted stock; (b) Mark W. Sopp, 25,628 shares of restricted stock; (c) Lawrence B. Prior III, 38,442 shares of restricted stock; and (d) Arnold L. Punaro, 47,603 shares of restricted stock. Mr. Punaro also deferred $400,000 into the Keystaff Deferral Plan.

(2)

With respect to the Keystaff Deferral Plan, amounts in this column represent interest earned during fiscal 2009 with respect to cash amounts deferred in fiscal 2009 and deferred previously, based on the Moody’s Seasoned Corporate Bond Rate minus 1% (5.06% in calendar 2008).

With respect to the Key Executive Stock Deferral Plan, amounts in this column represent the aggregate increases or decreases in value of stock units corresponding to shares of our class A preferred stock during fiscal 2009. The market value of the shares of class A preferred stock is based upon $19.74, the closing sales price of our common stock on the NYSE on January 30, 2009. Shares of our class A preferred stock are not listed on a public trading market but are convertible into shares of our common stock on a one-for-one basis.

(3)

Amounts in this column represent the value of the holders’ accounts at the end of fiscal 2009. With respect to the Key Executive Stock Deferral Plan, the amounts represent the value of stock units corresponding to shares of class A preferred stock held by the Named Executive Officers by reference to $19.74, the closing sales price of our common stock on the NYSE on January 30, 2009. With respect to our Key Executive Stock Deferral Plan, our Named Executive Officers held the following number of stock units at the end of fiscal 2009: (a) Kenneth C. Dahlberg, 333,635; (b) Mark W. Sopp, 30,238; (c) Lawrence B. Prior III, 72,514; (d) Arnold L. Punaro, 126,670; and (e) Deborah H. Alderson, 70,509.

Potential Payment Upon a Change in Control

We have entered into the following agreements and arrangements with our Named Executive Officers that would provide them with certain payments and benefits, which are described below, if we are subject to a change in control:

•

Severance Protection Agreements. We have entered into severance protection agreements with each of our executive officers, including each of the Named Executive Officers, which provide that if the executive officer is involuntarily terminated without cause or resigns for good reason within a 24-month period following a change in control, he or she will be entitled to receive all accrued salary and a pro rata bonus for the year of termination, plus a single lump sum payment equal to two-and-one-half times the executive officer’s then current salary and bonus amount. The executive officer will also receive such life insurance, disability, medical, dental, hospitalization, financial counseling and tax consulting benefits as are provided to other similarly situated executive officers who continue to be employed for the 30 months following termination and up to 12 months of outplacement counseling. In order to receive the lump sum payment and the 30 months of continued benefits, the executive officer is required to execute a written release in our favor. The executive officer is not entitled to receive a “gross up” payment to account for any excise tax that might be payable under the Internal Revenue Code, and the amount of the payments may be reduced by us to the extent necessary to avoid an excise tax.

•

Stock Incentive and Deferred Compensation Plans. Under the terms of our stock incentive and deferred compensation plans, all unvested stock, options and deferred compensation awards held by all participants under those plans, including our Named Executive Officers, are subject to accelerated vesting upon the occurrence of a change in control under certain circumstances. Outstanding stock options, awards and units issued to the Named Executive Officers under our 1999 Stock Incentive Plan, Amended and Restated 1984 Bonus Compensation Plan, Key

SAIC, Inc. Proxy Statement  25

EXECUTIVE COMPENSATION

Executive Stock Deferral Plan and Management Stock Compensation Plan, generally become fully vested upon the occurrence of a change in control. Our 2006 Equity Incentive Plan, under which we have issued stock and option awards since the completion of our initial public offering and reorganization merger in 2006, generally provides that vesting will accelerate if the holder is involuntarily terminated or terminates his employment for good reason within 18 months following a change in control.

The following table sets forth our estimates regarding the potential value of any cash payments and benefits and accelerated vesting of equity awards to be received by the Named Executive Officers under the foregoing agreements and plans, assuming that a change in control occurred on the last business day of fiscal 2009:

	Severance protection benefits				Accelerated equity awards		Total
Name	Salary and Bonus (1)	Pro-rata bonus (2)	Life insurance, healthcare, and financial counseling (3)	Outplacement services (4)	Restricted stock and restricted stock units (5)	Option awards (6)	Applicable scaleback (7)	Total gross severance benefits and equity awards (8)
Kenneth C. Dahlberg	$5,395,833	$1,158,333	$141,467	$11,000	$2,704,853	$4,616,611	—	$14,028,097
Mark W. Sopp	2,312,500	400,000	70,480	11,000	901,013	827,176	—	4,522,169
Lawrence B. Prior III	2,962,500	485,000	112,976	11,000	1,360,619	985,308	—	5,917,403
Arnold L. Punaro	2,500,000	500,000	122,471	11,000	1,284,067	911,420	—	5,328,958
Deborah H. Alderson	2,012,500	370,000	81,657	11,000	880,739	900,763	—	4,256,659

(1)

Amounts in this column represent a single lump sum equal to two-and-one-half times the sum of (a) the Named Executive Officer’s fiscal 2009 salary and (b) the greater of (i) the bonus received in fiscal 2008, (ii) the average of the bonuses received in fiscal years 2008, 2007 and 2006 or (iii) in the event that the Named Executive Officer was not employed by us for all of fiscal 2008, the amount of his or her target bonus for fiscal 2009. This amount of the bonus calculated under subsection (b) is referred to as the “Bonus Amount.”

(2)

Amounts in this column represent a pro rata portion of the Bonus Amount to which the Named Executive Officer would be entitled depending on the number of days that had elapsed in the fiscal year in which he or she is terminated. Because we are required to present all information in this table assuming that the Named Executive Officer is terminated on the last business day of fiscal 2009, the amount of the pro rata Bonus Amount in this column represents the full amount of the executive officers’ respective Bonus Amounts. In addition to the amounts set forth in the column, our Named Executive Officers would also be entitled to be paid for any unused comprehensive leave time they had accrued.

(3)

Amounts in this column represent the estimated value to the Named Executive Officer of life insurance, disability, medical, dental, hospitalization, financial counseling and tax consulting benefits to be received for 30 months following termination.

(4)	Amounts in this column represent the estimated value to the Named Executive Officer of the outplacement counseling services to be provided for 12 months following termination.

(5)

Amounts in this column represent the value of accelerated vesting at the end of fiscal 2009 of (a) shares of restricted stock for class A preferred stock issued pursuant to the 2006 Equity Incentive Plan, the 1999 Stock Incentive Plan or the Amended and Restated 1984 Bonus Compensation Plan and (b) restricted stock units for shares of class A preferred stock in our Key Executive Stock Deferral Plan. For more information regarding the number of shares of unvested stock held directly by each of the Named Executive Officers, see the table under the caption “Outstanding Equity Awards at Fiscal Year End.”

(6)

Amounts in this column represent the value of accelerated vesting of unvested options to purchase shares of class A preferred stock issued pursuant to the 1999 Stock Incentive Plan and unvested options to purchase shares of common stock issued pursuant to the 2006 Equity Incentive Plan and which were held by the Named Executive Officer at the end of fiscal 2009. For more information regarding the number of unvested shares underlying options held by each of the Named Executive Officers, see the table under the caption “Outstanding Equity Awards at Fiscal Year End.”

(7)	Represents amounts of gross severance payments to be reduced to avoid excise taxes which may be payable pursuant to Section 280G of the Internal Revenue Code.

(8)

Amounts in this column represent the gross amount of change in control benefits to be received by the Named Executive Officer, without reflecting any federal and/or state income taxes payable with respect to such amounts.

26  SAIC, Inc. Proxy Statement

DIRECTOR COMPENSATION

The Board of Directors uses a combination of cash and stock-based incentives to attract and retain qualified candidates to serve as directors. In determining director compensation, the Board of Directors considers the significant amount of time required of our directors in fulfilling their duties, as well as the skill and expertise of our directors. The Human Resources and Compensation Committee periodically reviews director compensation, with the assistance of national independent compensation consultants and recommends to the Board of Directors the form and amount of compensation to be provided.

The following is a summary of the principal components of compensation that we provide to our non-employee directors:

•

Cash Compensation. Our directors receive a cash retainer for their service on the Board of Directors. For fiscal 2009, our directors were paid an annual retainer of $50,000 and the Chairperson of each committee of the Board was paid an additional annual retainer of $10,000, except for the Chairperson of the Audit Committee who was paid an additional annual retainer of $15,000. The Lead Director was also paid an additional annual retainer of $25,000. In addition to the cash retainers, non-employee directors also received $2,000 for each meeting of the Board of Directors and committee they attended. We also reimburse our directors for expenses incurred while attending meetings or otherwise performing services as a director.

•

Equity Compensation. Directors receive annual equity awards under our equity incentive plan. For fiscal 2009, each of our directors received equity awards valued at approximately $150,000, of which two-thirds was in the form of restricted shares of class A preferred stock (5,340 shares) and one-third was in the form of stock options to purchase shares of our common stock (12,623 shares). These equity awards will vest on the later of one year from the date of grant or on the date of the next annual meeting of stockholders following the date of grant. In addition, France A. Córdova was granted 3,000 vested shares of class A preferred stock as an inducement to join the Board in fiscal 2009. We subsequently discontinued providing initial equity grants to new directors as inducements to join the Board.

•

Deferral Plans. The directors are eligible to defer all or any portion of their cash retainer and meeting fees or certain equity compensation into our Keystaff Deferral Plan and Key Executive Stock Deferral Plan. These plans are described in further detail under the caption “Executive Compensation—Nonqualified Deferred Compensation” above.

•

Stock Ownership Guidelines and Policies. The Board of Directors believes that its members should acquire and hold shares of our stock in an amount that is meaningful and appropriate. To encourage directors to have a material investment in our stock, the Board has adopted stock ownership guidelines that encourage directors to hold shares of our capital stock with a value of at least five times the amount of the annual cash retainer within three years of joining the Board. In addition to these ownership guidelines, our directors are also subject to policies that prohibit certain short-term or speculative transactions in our securities that we believe carry a greater risk of liability for insider trading violations or may create an appearance of impropriety. Our policy requires directors to obtain preclearance from our General Counsel for all transactions in our securities.

Director Compensation Table

The following table sets forth information regarding the compensation earned or paid to our directors for service in fiscal 2009:

Name (1)	Fees earned or paid in cash ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	All other compensation	Total
France A. Córdova	85,500	139,905	37,505	—	262,910
Wolfgang H. Demisch	99,500	99,122	50,692	—	249,314
Jere A. Drummond	109,500	99,415	50,692	—	259,607
John J. Hamre	93,500	109,425	88,569	—	291,494
Miriam E. John	101,500	109,422	49,168	—	260,090
Anita K. Jones	109,500	99,415	50,692	—	259,607
John P. Jumper	93,500	110,988	49,853	—	254,341
Harry M. J. Kraemer, Jr.	118,500	109,425	136,942	—	364,867
Edward J. Sanderson, Jr.	117,500	112,916	138,427	—	368,843
Louis A. Simpson	105,500	100,018	50,004	—	255,522
A. Thomas Young	122,500	99,122	50,692	—	272,314

(1)

Kenneth C. Dahlberg, Chief Executive Officer, served as chairman of our Board Directors in fiscal 2009. Because he received no additional compensation for his services as a director, he has been omitted from this table.

(2)

Amounts in this column represent the aggregate dollar amount of all fees earned or paid in cash for services as a director (including annual retainer fees, committee and/or chairperson fees and meeting fees). The directors are eligible to defer such cash fees into our Keystaff Deferral Plan and Key Executive Stock Deferral Plan. Director fees are paid quarterly and amounts deferred into the Key Executive Stock Deferral Plan result in share units of equal value based on the closing sales price of our

SAIC, Inc. Proxy Statement  27

DIRECTOR COMPENSATION

common stock on the second business day of the calendar quarter. In fiscal 2009, John P. Jumper deferred $46,750 into our Keystaff Deferral Plan and our directors received the following number of share units in our Key Executive Stock Deferral Plan upon the deferral of such fees:

Name	Stock units received upon deferral of fees in fiscal 2009
France A. Córdova	—
Wolfgang H. Demisch	5,025
Jere A. Drummond	3,035
John J. Hamre	5,062
Miriam E. John	5,118
Anita K. Jones	—
John P. Jumper	—
Harry M. J. Kraemer, Jr.	6,173
Edward J. Sanderson, Jr.	5,112
Louis A. Simpson	—
A. Thomas Young	6,170

(3)

Amounts in this column reflect the dollar amounts that were recognized in fiscal 2009 for financial statement reporting purposes under SFAS 123(R) with respect to stock awards. For fiscal 2009, each of our non-employee directors received 5,340 restricted shares of our class A preferred stock with a grant date fair value of $100,018. In addition, as an inducement to join the Board of Directors in fiscal 2009, France A. Córdova was granted 3,000 vested shares of our class A preferred stock with a grant date fair value of $57,150, which she deferred into our Key Executive Stock Deferral Plan. For more information regarding our application of SFAS 123(R), including the assumptions used in the calculations of these amounts, see Note 10 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K as filed with the SEC on March 30, 2009.

At the end of fiscal 2009, each of our directors held the following number of unvested shares of restricted stock and the following number of unvested stock units in our Key Executive Stock Deferral Plan:

Name	Unvested shares at January 31, 2009	Unvested share units at January 31, 2009
France A. Córdova	—	5,340
Wolfgang H. Demisch	—	10,187
Jere A. Drummond	10,187	—
John J. Hamre	—	10,187
Miriam E. John	—	10,081
Anita K. Jones	10,187	—
John P. Jumper	7,411	2,670
Harry M. J. Kraemer, Jr.	—	10,187
Edward J. Sanderson, Jr.	10,187	—
Louis A. Simpson	10,187	—
A. Thomas Young	—	10,187

(4)

Amounts in this column reflect the dollar amounts that were recognized in fiscal 2009 for financial statement reporting purposes under SFAS 123(R) with respect to option awards granted to our directors in and prior to fiscal 2009. In addition, because we adopted SFAS 123(R) utilizing the prospective method for stock-based awards granted prior to September 1, 2005 (the date we made our initial filing with the SEC for our initial public offering), for purposes of this Director Compensation Table we have computed and determined the associated value for options awards granted prior to September 1, 2005 as if we had adopted SFAS 123(R) utilizing the modified prospective method for those awards. Option awards granted to directors in fiscal 2009 will vest on the later of one year from the date of grant or on the date of the next annual meeting of stockholders following the date of grant. Option awards granted to directors prior to fiscal 2009 vest as to 20%, 20%, 20% and 40% of the underlying shares on the first, second, third and fourth year anniversaries of the date of grant, respectively. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based conditions. Because these amounts reflect our accounting expense for these awards, they do not necessarily correspond to the actual value that will be realized by the directors.

28  SAIC, Inc. Proxy Statement

DIRECTOR COMPENSATION

During fiscal 2009, each of our non-employee directors was issued options to purchase 12,623 shares of our common stock, with a grant date fair value of $50,004. At the end of fiscal 2009, each of our directors held options to purchase the following number of shares of our class A preferred stock and/or common stock:

Name	Aggregate shares subject to outstanding options
France A. Córdova	12,623
Wolfgang H. Demisch	90,707
Jere A. Drummond	90,707
John J. Hamre	54,707
Miriam E. John	21,512
Anita K. Jones	90,707
John P. Jumper	21,512
Harry M. J. Kraemer, Jr.	126,706
Edward J. Sanderson, Jr.	90,707
Louis A. Simpson	21,707
A. Thomas Young	90,707

SAIC, Inc. Proxy Statement  29

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 31, 2009, beneficial ownership of our class A preferred stock and common stock by:

•	each of our current directors;

•	each of our Named Executive Officers;

•	all of our directors and executive officers as a group; and

•	each stockholder known to us to beneficially own more than 5% of our class A preferred stock or our common stock.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the beneficial owners named in the table have sole voting and investment power with respect to all shares of class A preferred stock and common stock that they own, subject to applicable community property laws. If, as set forth in Proposal 2, we amend our restated certificate of incorporation, each share of our class A preferred stock will automatically convert into one share of common stock.

	Shares Beneficially Owned
	Class A Preferred Stock		Common Stock
Beneficial Owner	Shares (1)	% (2)	Shares (3)	% (2)	% of Total Voting Power (4)
Directors and Named Executive Officers
Deborah H. Alderson	242,062	*	46,388	*	*
France A. Córdova	8,340	*	—	*	*
Kenneth C. Dahlberg	1,651,519	*	202,431	*	*
Wolfgang H. Demisch	132,902	*	48,021	*	*
Jere A. Drummond	64,403	*	3,633	*	*
John J. Hamre	47,343	*	3,633	*	*
Miriam E. John	22,485	*	1,777	*	*
Anita K. Jones	124,357	*	3,633	*	*
John P. Jumper	14,266	*	1,777	*	*
Harry M.J. Kraemer, Jr.	301,747	*	3,633	*	*
Lawrence B. Prior III	264,540	*	68,525	*	*
Arnold L. Punaro	366,535	*	46,403	*	*
Edward J. Sanderson, Jr.	105,823	*	3,633	*	*
Louis A. Simpson	13,398	*	3,633	*	*
Mark W. Sopp	169,042	*	62,402	*	*
A. Thomas Young	181,291	*	3,633	*	*
All directors and executive officers as a group (22 persons)	5,195,146	2.7%	673,106	*	2.4%
5% Holders
Vanguard Fiduciary Trust Company (5)	76,687,612	38.7%	11,428,776	5.5%	35.5%
AXA Financial Inc. and certain affiliated entities (6)	—	*	13,243,954	6.3%	*
T. Rowe Price Associates, Inc. (7)	—	*	12,007,000	5.7%	*

*	Represents zero or less than 1%.

(1)	The beneficial ownership of the class A preferred stock set forth in the table includes the following:

•

the approximate number of shares allocated to the account of the individual by the Trustee of the SAIC Retirement Plan as follows: Deborah H. Alderson (13 shares), Kenneth C. Dahlberg (1,837 shares), Lawrence B. Prior III (3,023 shares), Arnold L. Punaro (3,838 shares), Mark W. Sopp (137 shares) and all directors and officers as a group (43,460 shares);

•

shares held in a rabbi trust to fund the account of the participant in the Key Executive Stock Deferral Plan as follows: Deborah H. Alderson (70,509 shares), France A. Córdova (8,340 shares), Kenneth C. Dahlberg (333,635 shares), Wolfgang H. Demisch (74,686 shares), Jere A. Drummond (8,685 shares), John J. Hamre (25,543 shares), Miriam E. John (22,485 shares), Anita K. Jones (11,951 shares), John P. Jumper (5,670 shares), Harry M.J. Kraemer, Jr. (66,840 shares), Lawrence B. Prior III (72,514 shares), Arnold L. Punaro (126,670 shares), Edward J. Sanderson, Jr. (13,073 shares), Mark W. Sopp (30,238 shares), A. Thomas Young (87,651 shares) and all directors and officers as a group (1,151,604 shares);

•

shares subject to options exercisable within 60 days following January 31, 2009 as follows: Deborah H. Alderson (136,959 shares), Kenneth C. Dahlberg (1,049,968 shares), Wolfgang H. Demisch (41,400 shares), Jere A. Drummond (41,400 shares), John J. Hamre (19,800 shares), Anita K. Jones (41,400 shares), Harry M.J. Kraemer, Jr. (77,399 shares), Lawrence B. Prior III (167,787 shares), Arnold L. Punaro (177,595 shares), Edward J. Sanderson, Jr. (41,400 shares), Mark W. Sopp (116,992 shares), A. Thomas Young (41,400 shares) and all directors and officers as a group (2,536,982 shares); and

30  SAIC, Inc. Proxy Statement

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

•	shares held by certain trusts established by the individual as follows: Arnold L. Punaro (2,426 shares) and all directors and officers as a group (31,030 shares).

(2)	Percentages are determined based on a total of 195,622,877 shares of our class A preferred stock and 209,805,946 shares of our common stock outstanding as of January 31, 2009.

(3)

The beneficial ownership of the common stock set forth in the table does not include common stock issuable upon conversion of our class A preferred stock, all of which is immediately convertible into common stock on a one-for-one basis. The beneficial ownership of the common stock, however, includes the following:

•

the approximate number of shares allocated to the account of the individual by the Trustee of the SAIC Retirement Plan as follows: Deborah H. Alderson (388 shares), Kenneth C. Dahlberg (2,331 shares), Lawrence B. Prior III (525 shares), Arnold L. Punaro (403 shares), Mark W. Sopp (402 shares) and all directors and officers as a group (7,459 shares); and

•

shares subject to options exercisable within 60 days following January 31, 2009 as follows: Deborah H. Alderson (46,000 shares), Kenneth C. Dahlberg (200,000 shares), Wolfgang H. Demisch (3,633 shares), Jere A. Drummond (3,633 shares), John J. Hamre (3,633 shares), Miriam E. John (1,777 shares), Anita K. Jones (3,633 shares), John P. Jumper (1,777 shares), Harry M.J. Kraemer, Jr. (3,633 shares), Lawrence B. Prior III (68,000 shares), Arnold L. Punaro (46,000 shares), Edward J. Sanderson, Jr. (3,633 shares), Louis A. Simpson (3,633 shares), Mark W. Sopp (62,000 shares), A. Thomas Young (3,633 shares) and all directors and officers as a group (621,159 shares).

(4)

Percentage of total voting power represents voting power with respect to all shares of our class A preferred stock and common stock, voting together as a single class. With respect to matters submitted to our stockholders for a vote, each holder of our class A preferred stock is entitled to 10 votes per share and each holder of our common stock is entitled to one vote per share. The class A preferred stock and common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. The class A preferred stock is convertible into common stock on a one-for-one basis.

(5)

The class A preferred stock and common stock set forth in the table are held by Vanguard Fiduciary Trust Company (Vanguard) as Trustee of the SAIC Retirement Plan. According to a Schedule 13G/A filed with the SEC by Vanguard on February 6, 2009 with respect to the class A preferred stock and a Schedule 13G filed by Vanguard on February 6, 2009 with respect to the common stock, subject to the provisions of ERISA, these shares are voted by the trustee as directed by the plan participants, with the trustee voting all allocated shares as to which no voting instructions are received, together with all unallocated shares, in the same proportion as the allocated shares for which voting instructions are received. Accordingly, Vanguard has shared voting and dispositive power with respect to the shares it holds. Shares held by the Trustee are also included in the amounts held by individuals and the group set forth in the table, and it has disclaimed beneficial ownership of all shares held in trust that have been allocated to the individual accounts of participants in the plan for which voting instructions have been received. The business address of Vanguard is 500 Admiral Nelson Boulevard, Malvern, PA 19355.

(6)

Based solely on a Schedule 13G filed with the SEC on February 13, 2009, AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle (together, the “Mutuelles AXA”) had, as of December 31, 2008, sole voting power with respect to 12,191,664 shares of our common stock and sole dispositive power with respect to 13,243,954 shares of our common stock, and AXA Financial, Inc. had sole voting power with respect to 12,155,940 shares of our common stock and sole dispositive power with respect to 13,162,330 shares of our common stock. The business address of the Mutuelles AXA is 26, rue Drouot, 75009 Paris, France. The business address of AXA is 25, avenue Matignon, 75008 Paris, France. The business address of AXA Financial, Inc. is 1290 Avenue of the Americas, New York, New York 10104.

(7)

Based solely on a Schedule 13G/A filed with the SEC on February 12, 2009, T. Rowe Price Associates, Inc. had, as of December 31, 2008, sole voting power with respect to 2,425,400 shares of our common stock and sole dispositive power with respect to 12,007,000 shares of our common stock. These securities are owned by various individual and institutional investors including T. Rowe Price Mid-Cap Growth Fund, Inc. (which owns 9,000,000 common shares, representing 4.4% of the common shares) for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The business address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

SAIC, Inc. Proxy Statement  31

PROPOSAL 2—AUTOMATIC CONVERSION OF CLASS A PREFERRED STOCK INTO COMMON STOCK

We are seeking the approval of our stockholders for an amendment to our restated certificate of incorporation to eliminate our current dual class capital structure by automatically converting each share of class A preferred stock with 10 votes per share into one share of common stock with one vote per share. Our Board of Directors approved this proposal for the reasons detailed below. The Company strives to be a “world-class company” that observes corporate governance best practices, which we believe are correlated with higher long-term returns to stockholders. In addition, simplifying our capital structure will reduce the cost, complexity and investor confusion associated with our existing dual class structure. The Board of Directors recommends a vote “FOR” the approval of the proposal.

If this proposed amendment is approved by the requisite vote of our stockholders and the other conditions described below are satisfied, we will file our amended and restated certificate of incorporation with the Delaware Secretary of State after completing necessary preparations by our transfer agent, and the reclassification of stock will become effective immediately after that filing.

A copy of our restated certificate of incorporation marked to reflect changes to be made as a result of the proposed amendment is attached as Appendix A to this Proxy Statement. The discussion below regarding the proposed amendment is only a summary of material terms and may not contain all information that is important to you. You should carefully read the full text of Appendix A before deciding how to vote.

Reasons for the Proposal to Eliminate the Dual Class Structure

Our objective is to be a “world-class company” that observes corporate governance best practices

Our Board of Directors and management are committed to being a world-class company. We continually strive to improve the way we do business and to increase the value we deliver to our customers and stockholders. We believe that better corporate governance correlates with higher long-term returns to stockholders. We have therefore acted to strengthen our corporate governance over the past few years by:

•	eliminating staggered three-year terms so that all of our directors are elected annually by stockholders;

•	appointing an independent Lead Director;

•	increasing the number of independent directors nominated for election by our stockholders (10 of 11 director nominees are independent directors); and

•	requiring a director who does not receive a majority of stockholder votes cast in favor of his or her election to tender his or her resignation.

These actions gave our stockholders a stronger voice to hold us accountable. We now want to build on this foundation of good governance by giving all stockholders one vote per share, which will equally align voting rights with economic risks for all our stockholders.

A single class of stock should enable us to streamline our stock transfer agent functions and benefit plan administration

If we simplify our capital structure by moving to a single class of stock, we will be in a better position to consider alternatives in the future for improving stock and plan administration. In addition, this change would better position us to evaluate or consider other providers of these services.

The benefits sought from the dual class structure are not being realized

When we initially designed our dual class structure, we intended to issue class A preferred stock to our employees through our retirement and equity incentive plans. Because of legal, tax and accounting changes, we no longer issue class A preferred stock to retirement plan participants or as stock options to employees and instead use common stock for these purposes. These new requirements have frustrated the principal initial design consideration for the dual class capital structure—maintaining substantial employee ownership and voting power by issuing preferred shares under our retirement and equity incentive plans. In addition, many holders of class A preferred stock have chosen to convert their preferred shares into common shares so that the percentage of class A preferred stock has declined from approximately 81% just after the IPO to less than 48% currently. This trend seems to indicate that our shareholders value the economic flexibility and liquidity provided by the public market for the common stock more highly than the superior voting rights of the class A preferred stock.

Simplifying our capital structure would eliminate confusion created by our dual class stock structure

Our dual class stock structure has created confusion among some investors with respect to the calculation of our total market capitalization and shares outstanding. In addition, the complexities of our dual class stock structure have created confusion for employees with respect to the operation of our equity-based incentive and retirement plans. Eliminating the

32  SAIC, Inc. Proxy Statement

PROPOSAL 2—AUTOMATIC CONVERSION OF CLASS A PREFERRED STOCK INTO COMMON STOCK

dual class structure could enhance the effectiveness of these plans in rewarding and motivating our employees as well as eliminating any investor confusion.

The proposal is fair to our stockholders

The Board of Directors also considered the comparative rights of holders of the class A preferred stock and holders of the common stock and whether the elimination of the dual class structure would be fair to our stockholders. These considerations included:

•

no individual holder owns more than 0.55% of the outstanding shares of class A preferred stock and, therefore, no individual holder of class A preferred stock will give up any voting control or power to influence the company if the dual class structure is eliminated;

•

the holders of the class A preferred stock and holders of common stock currently have the same economic rights, with the voting rights representing the only difference in the rights of the holders of the two classes;

•

there is no public market for the class A preferred stock, and our restated certificate of incorporation currently provides for a one-for-one conversion ratio if holders of class A preferred stock desire to convert their shares into common stock to sell their shares in the public market;

•

if our company merged with another company or is acquired, under the terms of our certificate of incorporation, each holder of class A preferred stock and each holder of common stock are required to receive the same amount and form of consideration (e.g., cash or stock) on a per share basis, no premium can be paid to a holder of class A preferred stock in such a transaction;

•

under the terms of our certificate of incorporation, shares of class A preferred stock automatically convert into shares of common stock upon transfer to a third party that is not a “permitted transferee” (permitted transferees in this context are generally limited to a family member of the holder or a trust for the benefit of the holder or the holder’s family); given these provisions, the holder of class A preferred stock cannot sell and transfer that stock to the public without it being converted into common stock and, therefore, the holder of class A preferred stock should not receive a premium above the prevailing public market price of the common stock in any public sale of the preferred stock;

•

the holders of the class A preferred stock will have a separate class vote on the proposed amendment, and therefore will have an opportunity to decide for themselves whether the proposed amendment should be implemented; and

•	the proposed amendment will not result in taxable income to us or to the holders of class A preferred stock or common stock.

This discussion of information and factors considered by the Board of Directors is not intended to be exhaustive, but includes the material factors considered by the Board of Directors in making its decision. The Board considered a wide variety of complex factors in connection with its evaluation of the proposed amendment that are difficult to quantify or rank. In considering the factors described above, individual members of the Board of Directors may have given different weight to different factors. We cannot assure you when or if any specific potential benefits considered by the Board of Directors will be realized.

Background of the Dual Class Structure and the Proposal

Our current dual class capital structure was implemented in October 2006 as part of a capital restructuring completed immediately prior to our initial public offering, or IPO. As a result of the capital restructuring, our stockholders immediately prior to the IPO received shares of class A preferred stock with 10 votes per share. In our IPO, we issued common stock having the same economic rights as the class A preferred stock, but with one vote per share. Except for voting rights, the class A preferred stock and the common stock have the same rights and preferences. Holders of class A preferred stock may convert their shares into common stock at any time on a one-for-one basis.

The dual class structure was designed to serve a number of purposes. It enabled us to establish a class of publicly-traded common stock to provide greater liquidity to our stockholders while maintaining control of our company by our employees and retirees through the higher voting power of the class A preferred stock as our company transitioned to a publicly-traded company. In addition, the dual class structure was adopted as a means of implementing temporary transfer restrictions on our shares outstanding prior to the IPO, which have now lapsed, to help facilitate an orderly trading market by controlling the introduction of shares into the market for a period of time following our IPO. At the time we implemented the dual class capital structure, our Board of Directors considered its potential benefits and disadvantages and determined that the dual class structure was in the best interest of stockholders at that time.

SAIC, Inc. Proxy Statement  33

PROPOSAL 2—AUTOMATIC CONVERSION OF CLASS A PREFERRED STOCK INTO COMMON STOCK

As described above, a number of events have occurred since the dual class structure was created that contribute to the current proposal being advanced by our board and management. These changes have frustrated the primary initial design considerations for the dual class capital structure and we believe that the benefits of a simpler and more efficient single class capital structure now outweigh any remaining benefits of a dual class structure.

On December 12, 2008, our Board of Directors began to evaluate the possibility of combining our existing class A preferred stock and common stock into a single class of common stock. Our Board of Directors reviewed the history of the dual-class structure and its present advantages and disadvantages, particularly in view of the factors described above.

At its February 20, 2009 meeting, our Board again considered the proposal to reclassify our capital stock. Our Board reviewed and discussed certain of the information presented to it at the Board meeting held on December 12, 2008 and additional information provided in the interim, including the amount of class A preferred stock that has been converted into common stock through sale into the public markets or other transfers since the IPO, the anticipated impact to trading our stock in the public markets if we had a single class of common stock, the expected impact to our employee stock options and restricted stock awards, stock deferral plans and our retirement plan.

On March 27, 2009, based on all of the information considered by it, including discussions with legal and financial advisors about the legal and financial consequences of combining the two classes of stock, our Board of Directors determined that the proposed amendment to our restated certificate of incorporation was advisable and in our and our stockholders’ best interests and approved the proposed amendment. Our Board of Directors also resolved to submit the proposed amendment to our stockholders for their approval.

Conditions to Effectiveness of the Amendment

The effectiveness of the proposed amendment to our restated certificate of incorporation and the resulting reclassification of our class A preferred stock into common stock are conditioned upon each of the following:

•	approval of the proposed amendment by the holders of a majority of the outstanding shares of our class A preferred stock and common stock, voting together as a single class; and

•	approval of the proposed amendment by the holders of a majority of the outstanding shares of our class A preferred stock, voting as a separate class.

If either of the above conditions are not satisfied, we will not file the proposed amendment with the Delaware Secretary of State and the reclassification of our class A preferred stock into common stock will not occur.

Deferral or Abandonment

The Board of Directors reserves the right to abandon the adoption of the proposed amendment to our restated certificate of incorporation without further action by the stockholders at any time before the filing of the amended and restated certificate of incorporation with the Delaware Secretary of State, even if the proposed amendment has been approved by the stockholders at the Annual Meeting. Although the Board of Directors does not currently expect to abandon the proposed amendment, the Board of Directors will defer or abandon the proposed amendment if, in its business judgment, the combination of the class A preferred stock and the common stock is no longer in our and our stockholders’ best interests. The Board of Directors will also abandon the proposed amendment if either of the conditions described under “Conditions to Effectiveness of the Amendment” fail to occur.

Certain Effects of the Amendment

If the proposed amendment is approved and filed, each share of our outstanding class A preferred stock will automatically be reclassified into a share of common stock. If we adopt the proposed amendment to our restated certificate of incorporation, it will have the following effects, among others, on the holders of class A preferred stock and common stock and on us:

Voting Power

The holders of class A preferred stock currently have ten votes per share and the holders of common stock currently have one vote per share as to all matters on which stockholders are entitled to vote. Generally, the holders of class A preferred stock and common stock vote together as a single class on all matters submitted to a vote of the stockholders, unless otherwise required under applicable law as in the case of this proposal, which requires a separate class vote of the holders of the class A preferred stock. If the proposed amendment is adopted and filed with the Delaware Secretary of State, our class A preferred stock will be reclassified into common stock with one vote per share, and the current holders of class A preferred stock would no longer have superior voting rights. As of January 31, 2009, there were 196 million shares of class A preferred stock and 210 million shares of common stock outstanding. The holders of the class A preferred stock and

34  SAIC, Inc. Proxy Statement

PROPOSAL 2—AUTOMATIC CONVERSION OF CLASS A PREFERRED STOCK INTO COMMON STOCK

common stock are currently entitled to cast approximately 90.3% and 9.7%, respectively, of the total voting power of all outstanding shares of capital stock. If the proposed amendment is adopted and implemented, the aggregate voting power of the current holders of class A preferred stock would decrease to approximately 48.3% and the aggregate voting power of current holders of common stock would increase to approximately 51.7%.

Economic Equity Interests

The proposed amendment will have no impact on the economic equity interests of holders of class A preferred stock and common stock, including with regard to dividends, liquidation rights or redemption. The shares held by the holders of our class A preferred stock and common stock currently represent 48.3% and 51.7%, respectively, of the total outstanding shares of capital stock. After the adoption of the proposed amendment, the shares of common stock held by current holders of class A preferred stock and common stock would represent the same proportions of the total outstanding shares of common stock.

Capitalization

The proposed amendment will have no impact on the total issued and outstanding shares of capital stock. As of January 31, 2009, there were approximately 406 million shares of stock outstanding, consisting of 196 million shares of class A preferred stock and 210 million shares of common stock. After the adoption of the proposed amendment and the resulting conversion of the class A preferred shares into common shares on a one-for-one basis, there will be approximately 406 million shares of common stock outstanding. We currently have authorized 2 billion shares of common stock and 10 million shares of undesignated preferred stock, which will not change as a result of the amendment. As a result of the amendment, we will no longer have authorized 1.5 billion shares of class A preferred stock.

Market Price

After the adoption of the proposed amendment, the market price of shares of our common stock will depend, as before the amendment, on many factors, including our future performance, general market conditions and conditions in the industries in which we operate, many of which are outside of our control. Accordingly, we cannot predict the price at which our common stock will trade following the amendment. On April     , 2009, the closing sales price per share of our common stock on the NYSE was $            .

NYSE Listing and CUSIP Numbers

After the effective date of the reclassification, all of the outstanding shares of common stock issued as a result of the reclassification of the class A preferred stock will be listed on the NYSE using the ticker symbol currently assigned to the common stock on the NYSE, “SAI.” Furthermore, our common stock will retain and use the CUSIP security identification number presently assigned to our common stock.

Operations

The proposed amendment will have no impact on our operations, except to the extent that we are able to realize some or all of the potential benefits to us from the proposed amendment that are described above.

Resale of New Common Stock

New shares of our common stock issued as a result of the reclassification of the class A preferred stock may be sold in the same manner as the common stock may currently be sold. Our affiliates and holders of any shares that constitute restricted securities will continue to be subject to the restrictions specified in Rule 144 under the Securities Act of 1933.

Stock Incentive Awards

Outstanding options to purchase class A preferred stock and other awards with respect to class A preferred stock issued under employee incentive and retirement plans will be reclassified into options and awards for the same number of shares of common stock upon the same terms as in effect before the reclassification.

Certain Federal Income Tax Consequences

We have summarized below certain federal income tax consequences of the proposed amendment based on the Internal Revenue Code as currently in effect. This summary applies only to our stockholders that hold their class A preferred stock and common stock as a capital asset within the meaning of section 1221 of the Code. Further, this summary does not discuss all aspects of federal income taxation that may be relevant to you in light of your individual circumstances. In addition, this summary does not address any state, local or foreign tax consequences of the proposed amendment. This summary is included for general information purposes only and is not intended to constitute advice regarding the federal income tax consequences of the proposed amendment. Since the tax consequences to you will depend on your particular

SAIC, Inc. Proxy Statement  35

PROPOSAL 2—AUTOMATIC CONVERSION OF CLASS A PREFERRED STOCK INTO COMMON STOCK

facts and circumstances, you are urged to consult your own tax advisor with respect to the tax consequences of the proposed amendment, including tax reporting requirements.

We believe that as a result of the proposed amendment:

•

no gain or loss will be recognized for federal income tax purposes by any of the holders of our class A preferred stock or any of the holders of our common stock upon the reclassification and conversion of shares of our class A preferred stock into shares of common stock;

•	a stockholder’s aggregate basis in its shares of common stock will be the same as the stockholder’s aggregate basis in the class A preferred stock converted pursuant to the reclassification;

•

a stockholder’s holding period for the new shares of common stock will include such stockholder’s holding period for the class A preferred stock converted pursuant to the reclassification, provided that each share of class A preferred stock and common stock was held by such stockholder as a capital asset as defined in Section 1221 of the Code on the effective date of the amendment; and

•	no gain or loss will be recognized for federal income tax purposes by us upon the reclassification and conversion of shares of our class A preferred stock into shares of common stock.

Accounting Considerations

If the proposed reclassification becomes effective, we will revise the Stockholders’ Equity portion of our balance sheet to show the par value attributable to the single class of common stock rather than the two current classes separately. The proposed amendment will not have any effect on our earnings or book value per share.

No Appraisal Rights

Holders of our class A preferred stock and common stock do not have appraisal rights under Delaware law or under our restated certificate of incorporation or bylaws in connection with the amendment.

Vote Required

Approval of the proposed amendment requires the affirmative vote of the holders of:

•	a majority of the outstanding shares of our class A preferred stock and common stock, voting together as a class; and

•	a majority of the outstanding shares of our class A preferred stock, voting separately as a class.

Abstentions and broker “non-votes” have the effect of a vote against the proposal. Shares of common stock and/or class A preferred stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, properly executed, timely received and unrevoked proxies will be voted “FOR” the proposal.

Unanimous Recommendation of the Board of Directors

Our Board of Directors unanimously recommends a vote “FOR” the approval of the proposed amendment to our restated certificate of incorporation.

36  SAIC, Inc. Proxy Statement

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending January 31, 2010. During the fiscal year ended January 31, 2009, Deloitte & Touche LLP served as our independent registered public accounting firm and also provided certain tax and other audit-related services as set forth under the caption “Audit Matters” below. Representatives of Deloitte & Touche LLP will be at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Stockholders are not required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. However, we are submitting the appointment for ratification as a matter of good corporate practice. If stockholders fail to ratify the appointment, the Audit Committee will consider whether or not to retain Deloitte & Touche LLP. Even if the appointment is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.

Unanimous Recommendation of the Board of Directors; Vote Required

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2010. The affirmative vote of the holders of a majority of the voting power of common stock and class A preferred stock, voting together as a single class, present or represented and entitled to vote at the Annual Meeting is required to approve the proposal. Abstentions have the effect of a vote against the proposal, and broker “non-votes” have no effect on the outcome of the proposal. Shares of common stock and/or class A preferred stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, properly executed, timely received and unrevoked proxies will be voted “FOR” the proposal.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors of SAIC, Inc. (the “Company”) in its oversight of: (i) the integrity of the Company’s financial statements, including the financial reporting process, system of internal control over financial reporting and audit process; (ii) compliance by the Company with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; (iv) the performance of the Company’s internal audit function and independent registered public accounting firm; and (v) financial reporting risk assessment and mitigation. The Audit Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for the preparation and certification of the Company’s financial statements and that the independent registered public accounting firm is responsible for auditing those financial statements.

The Audit Committee recognizes that financial management, including the internal audit staff, and the independent registered public accounting firm, have more time, knowledge, and detailed information on the Company than do Audit Committee members. Consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent registered public accounting firm’s work.

The duties and responsibilities of the Audit Committee have been set forth in a written charter since 1975. A copy of its current Audit Committee charter is available on the Company’s website at www.saic.com by clicking on the links entitled “Investor Relations,” “Corporate Governance” and then “Board Committees.” Each member of the Audit Committee meets the independence and financial literacy requirements of the SEC and the NYSE. In addition, four of the five Committee members (Wolfgang H. Demisch, Jere A. Drummond, John P. Jumper and Harry M.J. Kraemer, Jr.) qualify as audit committee financial experts under SEC rules.

In the course of fulfilling its responsibilities, the Audit Committee has:

•

met with the internal auditor and the independent registered public accounting firm to discuss any matters that the internal auditor, the independent registered public accounting firm or the Committee believed should be discussed privately without members of management present;

•

met with management of the Company to discuss any matters management or the Committee believed should be discussed privately without the internal auditor or the independent registered public accounting firm present;

•

reviewed and discussed with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the audited consolidated financial statements for the fiscal year ended January 31, 2009;

•

discussed with Deloitte & Touche LLP the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Standards and Rule 2-07 of Regulation S-X (Communications with Audit Committees); and

SAIC, Inc. Proxy Statement  37

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

•	received the written disclosures and the letter required by the applicable PCAOB Standard (Communication with Audit Committees Concerning Independence).

Based on the reviews and discussions summarized in this Report and subject to the limitations on our role and responsibilities referred to above and contained in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009 for filing with the SEC.

Wolfgang H. Demisch

Jere A. Drummond

Anita K. Jones

John P. Jumper

Harry M.J. Kraemer, Jr. (Chairperson)

38  SAIC, Inc. Proxy Statement

AUDIT MATTERS

Independent Auditor

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit our financial statements for the fiscal year ending January 31, 2010. Stockholders are being asked to ratify the appointment of Deloitte & Touche LLP at the Annual Meeting, as described above.

Audit and Non-Audit Fees

Aggregate fees billed to us for the fiscal years ended January 31, 2009 and 2008 by our independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte Entities”), were as follows:

	2009	2008
Audit Fees (1)	$5,885,000	$5,319,000
Audit-Related Fees (2)	184,000	286,000
Tax Fees (3)	305,000	282,000
All Other Fees	—	—

Total Fees	$6,374,000	$5,887,000

(1)	Audit fees include audits of consolidated financial statements, required statutory audits, quarterly reviews, reviews of registration statement filings and consents related to SEC filings.

(2)	Audit-related fees include audits of employee benefit plans.

(3)

Tax fees include tax services related to preparation and/or review of various statutory tax filings including U.S., foreign, state, benefit plans and others, including research and discussions related to tax compliance matters.

The Audit Committee has considered whether the above services provided by the Deloitte Entities are compatible to maintaining the independence of the Deloitte Entities. The Audit Committee has the responsibility to pre-approve all audit and non-audit services to be performed by the independent registered public accounting firm in advance. Further, the Chairperson of the Audit Committee has the authority to pre-approve audit and non-audit services as necessary between regular meetings of the Audit Committee, provided that any such services so pre-approved shall be disclosed to the full Audit Committee at its next scheduled meeting. All of the Audit, Audit-Related and Tax Fees set forth above were pre-approved by one of these means.

SAIC, Inc. Proxy Statement  39

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and the rules of the SEC thereunder require our directors and executive officers to file reports of their ownership and changes in ownership of common stock with the SEC. Our personnel generally prepare and file these reports on the basis of information obtained from each director and officer and pursuant to a power of attorney. Based on such information provided to us, we believe that all reports required by Section 16(a) of the Securities Exchange Act of 1934 to be filed by our directors and executive officers during fiscal 2009 were filed on time.

Stockholder Proposals for the 2010 Annual Meeting

Any stockholder proposals intended to be presented at the 2010 Annual Meeting of Stockholders must be received by us no later than January 6, 2010 in order to be considered for inclusion in our proxy statement and form of proxy relating to that meeting.

In addition, Section 2.07 of our bylaws provides that, in order for a stockholder to propose any matter for consideration at the annual meeting (other than by inclusion in the proxy statement), such stockholder must give timely notice to our Corporate Secretary of his or her intention to bring such business before the meeting. To be timely, notice must be delivered to the Corporate Secretary not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. Therefore, in connection with the 2010 Annual Meeting of Stockholders, notice must be delivered to the Corporate Secretary between February 19, 2010 and March 21, 2010. In the event, however, that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us, whichever occurs later. Such notice must contain certain information, including a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at the annual meeting, the name and record address of the stockholder proposing such business, the class and number of shares of common stock and/or class A preferred stock beneficially owned by the stockholder and any material interest of the stockholder in the business so proposed.

Annual Report on Form 10-K

Our Annual Report on Form 10-K for the year ended January 31, 2009, as filed with the SEC on March 30, 2009, is incorporated by reference into this Proxy Statement. We will provide without charge to any stockholder, upon written or oral request, a copy of our Annual Report without exhibits. Requests should be directed to SAIC, Inc., 10260 Campus Point Drive, San Diego, California 92121, Attention: Corporate Secretary, 1-858-826-6000.

By Order of the Board of Directors

Douglas E. Scott

Executive Vice President,

General Counsel and Corporate Secretary

                    , 2009

40  SAIC, Inc. Proxy Statement

APPENDIX A

RESTATED CERTIFICATE OF INCORPORATION OF SAIC, INC.

SAIC, Inc., a Delaware corporation, hereby certifies as follows:

1. The name of the Corporation is SAIC, Inc.

2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 12, 2005.

3. This Restated Certificate of Incorporation amends and restates the provisions of the Corporation’s Certificate of Incorporation as heretofore amended and supplemented.

4. This Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).

5. This Restated Certificate of Incorporation shall become effective at __:            a.m/p.m., eastern time, on             ,             , 2009 (the “Effective Time”).

6. Effective upon the Effective Time, the text of the Corporation’s Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

FIRST:    NAME.    The name of the Corporation is SAIC, Inc.

SECOND:    ADDRESS.    The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

THIRD:    PURPOSE.    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH:    CAPITALIZATION

(A)	Authorized Capitalization.

The Corporation is authorized to issue two classes of capital stock to be designated, respectively, “Common Stock,” and “Preferred Stock.” The total number of shares of capital stock of all classes which the Corporation shall have the authority to issue is 2,010,000,000 shares, each with a par value of $0.0001 per share, of which:

(1) 2,000,000,000 shares shall be Common Stock; and

(2) 10,000,000 shares shall be Preferred Stock.

Effective upon the effectiveness of this Restated Certificate of Incorporation under the DGCL, (i) each share of Class A Preferred Stock outstanding immediately prior thereto shall be reclassified, automatically and without further action on the part of the any holder thereof or otherwise, as one share of Common Stock, and (ii) each fractional share of Class A Preferred Stock outstanding immediately prior thereto shall be reclassified, automatically and without further action on the part of the any holder thereof or otherwise, as an equivalent fractional share of Common Stock.

The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of Common Stock ~~and Class A Preferred Stock~~ of the Corporation~~, voting as a single class,~~ irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted.

~~(B)~~	~~Common Stock and Class A Preferred Stock~~.

~~(1) General. The powers, preferences and rights of the Common Stock and the Class A Preferred Stock, and the qualifications, limitations or restrictions thereof, shall be in all respects identical, except as otherwise required by law or expressly provided in this Restated Certificate of Incorporation. The Common Stock and the Class A Preferred Stock shall be subject to the express terms of the Preferred Stock and any series thereof that may come into existence from time to time.~~

~~(2) Voting. In all matters submitted to a vote of the stockholders of the Corporation, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in such holder’s name on the stock transfer records of the Corporation; and each holder of Class A Preferred Stock shall be entitled to ten votes, in person or by proxy, for each share of Class A Preferred Stock standing in such holder’s name on the stock transfer records of the Corporation. Unless otherwise required under applicable law (except as provided in Section (A)) or this Restated Certificate of Incorporation and subject to any rights that may be conferred upon the holders of any series of Preferred Stock that may come into existence from time to time, the holders of Common Stock and Class A Preferred Stock shall vote together as a single class on all matters submitted to a vote of stockholders of the Corporation.~~

~~(3) Dividends and Other Distributions. Subject to the rights of any series of Preferred Stock that may come into existence from time to time, and subject to Section (B)(7)(f), the holders of Common Stock and the holders of Class A Preferred Stock shall be entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property or shares of the Corporation as may be declared thereon by the Board of Directors out of funds legally available therefor; provided, however, that in the event such dividend is paid in the form of shares of the Corporation’s capital stock or rights to acquire shares of the Corporation’s capital stock, the holders of Common Stock shall receive Common Stock or rights to acquire Common Stock, as the case may be, and the holders of Class A Preferred Stock shall receive Class A Preferred Stock or rights to acquire Class A Preferred Stock, as the case may be.~~

~~(4) Subdivisions or Combinations. If the Corporation shall in any manner split, subdivide or combine the outstanding shares of Common Stock, the outstanding shares of Class A Preferred Stock shall be proportionately split, subdivided or combined in the same manner and on the same basis; and if the Corporation shall in any manner split, subdivide or combine the outstanding shares of Class A Preferred Stock, the outstanding shares of Common Stock shall be proportionately split, subdivided or combined in the same manner and on the same basis.~~

~~(5) Mergers or Consolidations.  In the event of any merger or consolidation to which the Corporation is a party (whether or not the Corporation is the surviving entity), the holders of Common Stock and Class A Preferred Stock shall be entitled to receive, on a per share basis, the same amount and form of stock and other securities and property (including cash).~~

~~(6) Liquidation. Subject to the rights of any series of Preferred Stock that may come into existence from time to time, in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Common Stock and the holders of Class A Preferred Stock shall be entitled to share equally, on a per share basis, in all assets of the Corporation of whatever kind available for distribution to the holders of the Corporation’s capital stock.~~

~~(7) Conversion and Transfer Restrictions of the Class A Preferred Stock~~

~~(a) Each record holder of shares of Class A Preferred Stock may convert any or all of those shares into an equal number of shares of Common Stock. Shares of Common Stock may not be converted into shares of Class A Preferred Stock.~~

~~(b) A record holder of shares of Class A Preferred Stock may effect a voluntary conversion of any or all of those shares in accordance with Section (B)(7)(a) by surrendering the certificates, if any, for the number of shares to be converted, accompanied by any required tax transfer stamps, and delivering a written notice by the record holder to the Corporation stating that such record holder desires to convert such shares into the same number of shares of Common Stock and requesting that the Corporation issue such shares of Common Stock to persons named therein, setting forth the number of shares of Common Stock to be issued to each such person and the denominations in which the certificates therefor, if any, are to be issued. To the extent permitted by law, such a voluntary conversion shall be deemed to have been effected at the close of business on the date of surrender of certificates, if any, or the date of receipt by the Corporation of the notice of conversion, if the shares to be converted are uncertificated.~~

~~(c) Each share of Class A Preferred Stock shall automatically convert into one share of Common Stock upon the transfer of that share if, after the transfer, the share is not owned by a permitted transferee. In addition, notwithstanding any other provision of this Section (B)(7), each share of Class A Preferred Stock shall be transferable and shall automatically convert into one share of Common Stock at the time of transfer of that share in the following circumstances:~~

~~(A) a transfer by a qualified retirement plan described in Section 401(a) of the Code sponsored by the Corporation or any of its subsidiaries (i) to the Corporation; (ii) to a distributee of any such plan pursuant to the terms of the plan; or (iii) pursuant to instructions of a participant in any such plan to sell or exchange Class A Preferred Stock pursuant to the terms of the plan;~~

~~(B) a transfer upon the exercise by a distributee of any such plan of any put right under the terms of the plan requiring the Corporation to purchase the share from the distributee; or~~

~~(C) a transfer by such a plan, upon the exercise by a participant or beneficiary of the plan of a right of diversification accorded to the participant or beneficiary by (i) the Pension Protection Act of 2006, as the same may be amended or may be interpreted or implemented from time to time by the U.S. Department of Labor, the U.S. Department of the Treasury or any other federal department or agency or (ii) the Board of Directors in its sole and absolute discretion.~~

~~For purposes of the foregoing sentence, any transfer shall be deemed to be a transfer of Common Stock. In the case of any such automatic conversion, stock certificates, if any, formerly representing each such share of Class A Preferred Stock shall thereupon and, except for a transfer to the Corporation where the shares are being retired, thereafter be deemed to represent such number of shares of Common Stock into which such shares of Class A Preferred Stock could be converted pursuant to the terms hereof, such shares of Class A Preferred Stock so converted shall no longer be deemed to be outstanding, and all rights of a holder with respect to such shares shall immediately terminate, except any rights under Section (B)(7)(f).~~

~~(d) Shares of Class A Preferred Stock shall be transferred on the books of the Corporation, and a new certificate therefor, if any, issued, upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary of the Corporation) of the certificate, if any, for the shares, in proper form for transfer and accompanied by all requisite stock transfer tax stamps, and such documentation as shall be reasonably satisfactory to the Corporation, including documentation showing compliance with this Article Fourth.~~

~~(e) Any person (other than a permitted transferee) who takes shares of Class A Preferred Stock in a transfer otherwise permitted by Section (B)(7) may treat the endorsement on the certificate, if any, representing such shares, or the instrument accompanying the transfer of such shares, as authorizing such person on behalf of the transferor to convert the shares in the manner provided in Section (B)(7)(a) for the purpose of registering the transfer to such person of the shares of Common Stock issuable upon conversion, and to give on behalf of the transferor the written notice of conversion required by Section (B)(7)(b), and may convert such shares of Class A Preferred Stock accordingly.~~

~~(f) Upon any conversion of shares of Class A Preferred Stock into shares of Common Stock pursuant to the provisions of this Section (B)(7), any dividend, for which the record date is prior to and the payment date is~~

~~subsequent to the conversion, that has been declared on the shares of Class A Preferred Stock so converted shall be deemed to have been declared, and shall be payable, with respect to the shares of Common Stock into or for which the shares of Class A Preferred Stock are so converted, provided that any such dividend, for which the record date is prior to and the payment date is subsequent to the conversion, that is declared on the shares of Class A Preferred Stock payable in shares of Class A Preferred Stock shall be deemed to have been declared, and shall be payable, in shares of Common Stock.~~

~~(g) Any shares of Class A Preferred Stock that have been converted to shares of Common Stock will be retired with no further action by the Corporation, and will resume the status of authorized and unissued Class A Preferred Stock.~~

~~(h) The Corporation at all times shall reserve and keep available, out of its authorized but unissued Common Stock, at least the number of shares of Common Stock that would become issuable upon the conversion of all shares of Class A Preferred Stock then outstanding.~~

~~(i) Every certificate for shares of Class A Preferred Stock shall bear a legend on its face reading as follows:~~

~~“The shares of Class A Preferred Stock represented by this certificate may not be transferred (which term includes, without limitation, buying a put option, selling a call option or entering into any other hedging or insurance transaction relating to the shares) to any person in connection with a transfer that does not meet the qualifications set forth in Section (B)(7) of Article Fourth of the Restated Certificate of Incorporation of the Corporation, and no person who receives the shares represented by this certificate in connection with a transfer that does not meet the qualifications prescribed by Section (B)(7) of Article Fourth is entitled to own or to be registered as the record holder of the shares of Class A Preferred Stock represented by this certificate, but the record holder of this certificate may at any time (except as provided in Section (B)(7)(a) of Article Fourth) convert the shares of Class A Preferred Stock represented by this certificate into the same number of shares of Common Stock for purposes of effecting the sale or other disposition of the shares of Class A Preferred Stock to any person. Each holder of this certificate, by accepting the certificate, accepts and agrees to all of the foregoing.”~~

~~In the case of uncertificated shares, an appropriate notice containing the applicable transfer restrictions shall be sent to the registered owner thereof.~~

~~(8) Definitions. For purposes of this Article Fourth, the following terms shall have the following meanings:~~

~~(a) “Code” means the Internal Revenue Code of 1986, as amended.~~

~~(b) “Employee benefit plan” means a pension plan within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and a nonqualified deferred compensation plan within the meaning of Section 409A(d)(1) of the Code.~~

~~(c) “Immediate family member” means a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person’s home.~~

~~(d) “Individual retirement account” means an account as defined in Section 408(a) of the Code.~~

~~(e) “Permitted transferee” means:~~

~~(i) an immediate family member of the transferor;~~

~~(ii) a trust for the sole benefit of the transferor or an immediate family member of the transferor, and the transferor or any immediate family member of the transferor who receives shares of Class A Preferred Stock from any such trust;~~

~~(iii) an individual retirement account that receives shares of Class A Preferred Stock, provided that (A) the transferor is an employee benefit plan sponsored by the Corporation or any of its subsidiaries, (B) the transferor is a distributee of an employee benefit plan described in subclause (A), or (C) the transferor is an individual retirement account for the benefit of a distributee described in subclause (B);~~

~~(iv) the beneficial owner of an individual retirement account, provided that the transferor is such individual retirement account;~~

~~(v) the estate of a deceased holder of shares, provided that such transfer was pursuant to the deceased holder’s will or the laws of distribution;~~

~~(vi) the beneficiary of an estate referred to in clause (v) above, provided that the transferor is such estate and such beneficiary is the immediate family member of the deceased or a trust for the sole benefit of such immediate family member;~~

~~(vii) an employee benefit plan sponsored by the Corporation or any of its subsidiaries;~~

~~(viii) a lending institution in connection with a pledge of shares and such shares are pledged as bona fide collateral for a loan to the transferor;~~

~~(ix) the Corporation or any of its subsidiaries;~~

~~(x) any distributee of an employee benefit plan sponsored by the Corporation or any of its subsidiaries pursuant to the terms of such plan, provided that the transferor is such employee benefit plan; and~~

~~(xi) an employee of the Corporation or any of its subsidiaries, provided that the transferor is the Corporation or any of its subsidiaries.~~

~~(f) “Transfer” (and the related term “transferred”) means any sale, pledge, gift, assignment or other transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise or otherwise by operation of law) of any ownership or voting interest in any share of Class A Preferred Stock, including:~~

~~(i) any offer, pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant to purchase, loan or other direct or indirect transfer or disposal of: (A) any shares of Class A Preferred Stock; (B) any securities convertible into or exercisable or exchangeable for Class A Preferred Stock; or (C) any shares of Common Stock into which the shares of Class A Preferred Stock are convertible; or~~

~~(ii) entry into any swap or other arrangement (including by way of insurance) that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Class A Preferred Stock or any shares of Common Stock into which the shares of Class A Preferred Stock are convertible;~~

~~regardless of whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Preferred Stock, Common Stock or other securities, in cash or otherwise; provided, however, that an original issuance of shares of capital stock by the Corporation or the transfer of shares of capital stock from the Corporation’s treasury shall not be considered a transfer for purposes of this Article Fourth.~~

~~(g) “Subsidiary” means a corporation or other entity of which securities or other interests representing at least fifty percent of the voting power in the election of directors are held by the Corporation or its subsidiaries.~~

(B)	Preferred Stock.

The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series the number of shares thereof and such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such series may be (a) subject to redemption at such time or times and at such price or prices; (b) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (c) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (d) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

FIFTH:    BALLOT.    Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

SIXTH:    BYLAWS.    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation. No section of the Bylaws shall be adopted, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the vote of the holders of not less than two-thirds of the total voting power of all outstanding shares of voting stock of the Corporation.

SEVENTH:    THE BOARD OF DIRECTORS.

(A) Number of Directors. The number of directors which shall constitute the whole Board of Directors of the Corporation shall be not less than ten (10) and not more than eighteen (18), and the exact number shall be fixed by the Board of Directors.

(B) Term. At each annual meeting of stockholders of the Corporation commencing at the annual meeting of stockholders next following the 2007 annual meeting of stockholders, all directors shall be elected for a term expiring at the next succeeding annual meeting of stockholders, by such stockholders having the right to vote on such election. The term of each director serving as and immediately following the date of the 2007 annual meeting of stockholders shall expire at the next annual meeting of stockholders after such date, notwithstanding that such director may have been elected for a term that extended beyond the date of such annual meeting of stockholders. Each director shall serve until the director’s term expires in accordance with the foregoing provisions or until the director’s prior resignation, death, disqualification or removal from office, provided that each director shall serve notwithstanding the expiration of the director’s term until the director’s successor shall be duly elected and qualified.

(C) Removal. Unless otherwise restricted by applicable law, any director or the entire Board may be removed with or without cause by the holders of two-thirds of the total voting power of all outstanding shares then entitled to vote at an election of directors.

(D) Cumulative Voting. At any election of directors of the Corporation, a holder of any class or series of stock then entitled to vote in such election shall be entitled to as many votes as shall equal the number of votes which (except for this Section (D) as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to such holder’s shares of stock multiplied by the number of directors to be elected in the election in which such holder’s class or series of shares is entitled to vote, and such holder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such holder may see fit.

(E) Vacancies. Any vacancy in the Board of Directors, whether because of resignation, death, disqualification, removal, an increase in the number of directors, or any other cause, may only be filled by vote of the majority of the remaining directors, although less than a quorum. The term of any director elected in accordance with the preceding sentence shall expire at the next annual meeting of stockholders. Each director shall serve until the director’s term expires in accordance with the foregoing provisions or until the director’s prior resignation, death, disqualification or removal from office, provided that each director shall serve notwithstanding the expiration of the director’s term until the director’s successor shall be duly elected and qualified.

EIGHTH:    MEETINGS OF STOCKHOLDERS.

(A) No Action by Written Consent. No action shall be taken by the stockholders except at an annual or special meeting of stockholders, and no action may be effected by any consent in writing in lieu of a meeting of stockholders.

(B) Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons; provided, however, that, if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of this Restated Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the DGCL (or its successor statute as in effect from time to time hereafter), then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.

NINTH:    AMENDMENT.    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles FIFTH, SIXTH, SEVENTH, EIGHTH and this Article NINTH may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of the holders of not less than two-thirds of the total voting power of all outstanding shares of voting stock of the Corporation.

TENTH:    BUSINESS COMBINATIONS

(A) For the purposes of this Article TENTH:

(1) The term “person” shall mean any individual, firm, limited liability company, partnership, limited partnership, corporation or other entity.

(2) The term “Subsidiary” shall mean any corporation more than fifty percent (50%) of any class of equity security of which is owned, directly or indirectly, by the Corporation.

(3) The term “Substantial Part of the Assets” shall mean assets having a fair market value or book value, whichever is greater, equal to more than ten percent of the fair market value or book value, whichever is greater, of the total assets of a person as of the end of its most recent fiscal year ending prior to the time the determination is made.

(4) A person shall be a “Beneficial Owner” of any shares of voting stock of the Corporation (a) which such person or any of its “affiliates” or “associates” (as defined on the date of the adoption hereof in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) beneficially owns, directly or indirectly, (b) which such person or any of its “affiliates” or “associates” has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise or (ii) the right to vote or direct the voting of pursuant to any agreement, arrangement or understanding, provided, however, that a person shall not be deemed the Beneficial Owner of, or to beneficially own, any security by reason of such agreement, arrangement or understanding if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report), or (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its “affiliates” or “associates” has any such agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of such voting stock.

(5) The term “Related Person” shall mean any person (except any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) which is the Beneficial Owner (as herein defined) of five percent (5%) or more of the total voting power of all of the outstanding shares of voting stock of the Corporation.

(6) For the purposes of determining whether a person is a Related Person, the number of shares of voting stock of the Corporation deemed to be outstanding shall include all shares deemed owned by such person through application of Section (A)(4), but shall not include any other shares of voting stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(7) The term “Business Combination” shall mean (a) any merger or consolidation of the Corporation or a Subsidiary with or into a Related Person, (b) any sale, lease, exchange, transfer, mortgage, pledge or other disposition (whether in one transaction or in a series of transactions) of all or any Substantial Part of the Assets (as herein defined) of a Related Person to the Corporation or to a Subsidiary, (c) any sale, lease, exchange, transfer, mortgage, pledge or other disposition (whether in one transaction or in a series of transactions) of all or any Substantial Part of the Assets of the Corporation (including without limitation any securities of a Subsidiary) to a Related Person, (d) the issuance of any securities of the Corporation or a Subsidiary to a Related Person, (e) the acquisition by the Corporation or a Subsidiary of any securities of a Related Person, (f) any reclassification of the securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any Subsidiary or any other transaction (whether or not with or into or otherwise involving a Related Person) which has the effect, directly or indirectly, of increasing the proportionate amount of the outstanding shares of any class of equity securities or securities convertible into equity securities of the Corporation or any Subsidiary which is directly or indirectly owned by a Related Person, (g) any loan or other extension of credit by the Corporation or a Subsidiary to a Related Person or any guarantee by the Corporation or a Subsidiary of any loan or other extension of credit by any person to a Related Person, (h) the adoption of any plan or proposal for the dissolution, liquidation or termination of the Corporation or any Subsidiary proposed by or on behalf of a Related Person and (i) any agreement, contract or other arrangement providing for any of the foregoing Business Combination transactions.

(8) The term “Continuing Director” shall mean any member of the Board of Directors of the Corporation who is unaffiliated with the Related Person and was a member of the Board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors, provided that such recommendation or election shall only be effective if made at a meeting at which a Continuing Director Quorum is present.

(9) The term “Continuing Director Quorum” shall mean a majority of the Continuing Directors capable of exercising the powers conferred upon them under the provisions of this Restated Certificate of Incorporation or the Bylaws of the Corporation or by law.

(B) The approval or authorization of any Business Combination (as herein defined) of the Corporation with any Related Person (as herein defined) shall require the affirmative vote of the holders of (i) at least 80% of the total voting power of all of the outstanding shares of voting stock of the Corporation and (ii) a majority of the total voting power of all of the outstanding shares of voting stock of the Corporation other than shares of voting stock of which such Related Person is the Beneficial Owner (as herein defined). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that the affirmative vote of a lesser percentage of stockholders may be specified, by law or otherwise.

(C) The provisions of this Article TENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as may be required by law or otherwise, if:

(1) The Board of Directors of the Corporation shall by resolution have approved or ratified a memorandum of understanding approving such Business Combination with such Related Person prior to the time such Related Person became the Beneficial Owner, directly or indirectly, of five percent (5%) or more of the voting shares of the Corporation; or

(2) The Business Combination shall have been approved by a majority of the Continuing Directors (as herein defined) at a meeting at which a Continuing Director Quorum (as herein defined) is present; or

(3) The Business Combination involves solely the Corporation and a Subsidiary (as herein defined) in which a Related Person has no direct or indirect interest (other than an interest arising solely because of control of the Corporation); provided, that if the Corporation is not the surviving corporation, (a) each stockholder of the Corporation receives the same type of consideration in such transaction in proportion to such stockholder’s stockholdings, (b) the provisions of Articles SIXTH, SEVENTH, EIGHTH, NINTH, TENTH and ELEVENTH of this Restated Certificate of Incorporation are continued in effect or adopted by such surviving corporation as part of its articles of incorporation or certificate of incorporation, as the case may be, and such articles or certificate have no provisions inconsistent with such provisions, and (c) the provisions of the Corporation’s Bylaws are continued in effect or adopted by such surviving corporation.

(D) Nothing contained in this Article TENTH shall be construed to relieve any Related Person of any fiduciary obligation imposed upon it by law.

(E) A majority of the Continuing Directors shall have the power and duty to determine, on the basis of information then known to them, whether (a) any person is a Related Person, (b) any Business Combination relates to a Substantial Part of the Assets of any person and (c) any director is a Continuing Director acting at a meeting at which a Continuing Director Quorum is or was present. Any such determination by a majority of the Continuing Directors shall be conclusive and binding for all purposes of this Article TENTH.

(F) The stockholders of the Corporation shall be entitled to statutory appraisal rights to the maximum extent permissible under Section 262 of the General Corporation Law of the State of Delaware, notwithstanding any exception otherwise provided therein, with respect to any Business Combination with a Related Person requiring the affirmative vote of the holders of outstanding stock of the Corporation having at least 80% of the voting power of the Corporation unless such vote is not required pursuant to Section C.

(G) No Business Combination subject to the provisions of Section B of this Article TENTH shall, unless such Business Combination shall be the subject of one of the exceptions provided for in Sections C(1), (2) or (3), be consummated, and the Corporation shall not enter into any such Business Combination, unless the agreement relating to such Business Combination shall provide that each stockholder of the Corporation who has voted against the Business Combination shall receive, at the time of the consummation of such Business Combination and in exchange for such stockholder’s shares of the capital stock of the Corporation, at the option of such stockholder, either (i) the consideration offered by the Related Persons as part of the Business Combination, or (ii) consideration per share of capital stock of the Corporation held by such stockholder (either in cash or in the same form and of the same kind as the consideration paid by the Related Person in acquiring shares of capital stock of the Corporation, at the option of such stockholder) in an amount not less than the greater of the following:

(1) The highest per share price (including brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by such Related Person in acquiring any of the capital stock of the Corporation, or

(2) A price bearing the same percentage relationship to the market price of the capital stock of the Corporation immediately prior to the announcement of the Business Combination as the highest price per share (including brokerage commissions, transfer taxes and soliciting dealers’ fees) of the capital stock of the Corporation previously paid by such Related Person for shares of capital stock of the Corporation bears to the market price of the capital stock of the Corporation immediately prior to the time such Related Person initially acquired any shares of capital stock of the Corporation notwithstanding that such person was not a Related Person at the time of such initial acquisition.

(H) Notice of any proposed alteration, amendment, rescission or repeal of this Article TENTH shall be included in the notice of any annual or special meeting of stockholders at which such proposal is to be considered.

(I) The provisions set forth in this Article TENTH may not be amended, altered, changed or repealed nor may any provision inconsistent with such provisions be added to the Restated Certificate of Incorporation of the Corporation except upon the affirmative vote of the holders of (i) at least eighty percent (80%) of the total voting power of all outstanding shares of voting stock of the Corporation and (ii) a majority of the total voting power of all of the outstanding shares of voting stock of the Corporation other than shares of voting stock which are Beneficially Owned by a Related Person which has directly or indirectly proposed such amendment, alteration, change or repeal; provided, however, that any or all of such provisions may be amended, altered, changed or repealed, and any such new provisions may be added, upon the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding voting securities of the Corporation, if such amendment, change, alteration or repeal or additional provision shall first have been approved and recommended by a resolution adopted by a majority vote of the Continuing Directors at a meeting at which a Continuing Director Quorum was present.

ELEVENTH:    INDEMNIFICATION AND LIMITATION OF LIABILITY

(A)	Indemnification.

(1) Indemnification of Directors and Officers. The Corporation shall indemnify its directors and elected and appointed officers to the fullest extent authorized or permitted by the DGCL, as the same exists or may hereafter be amended, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or administrators) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

(2) Advancement of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by past or present directors and officers of the Corporation in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such persons to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Article ELEVENTH or otherwise.

(3) Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation who are not directors or officers similar to those conferred in this Section (A) to directors and officers of the Corporation.

The rights to indemnification and to the advancement of expenses conferred in this Section (A) shall not be exclusive of any other right which any person may have or hereafter acquire under this Restated Certificate of Incorporation, the Bylaws, any statute, agreement, insurance policy, vote of stockholders or disinterested directors, or otherwise.

(B) Limitation on Liability. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

(C) Repeal or Modification of Rights. Any repeal or modification of Section (A) shall not adversely affect any rights to indemnification and advancement of expenses of a director or officer of the Corporation existing pursuant to Section (A) with respect to any acts or omissions occurring prior to such repeal or modification. Any repeal or modification of Sections (A) or (B) shall not have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such repeal or modification.

IN WITNESS WHEREOF, SAIC, Inc. has caused this Restated Certificate of Incorporation to be executed in its corporate name by its Executive Vice President, General Counsel and Secretary as of this             day of             , 2009.

SAIC, Inc.

By:
Name:	Douglas E. Scott
Title:	Executive Vice President, General Counsel and Secretary

Proxy and Voting Instruction Card for Annual Meeting of Stockholders - June 19, 2009

This Proxy and Voting Instruction Card is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Kenneth C. Dahlberg and Douglas E. Scott, and each of them, with full power of substitution, as proxies to represent the undersigned and to vote all of the shares of class A preferred stock and/or common stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of SAIC, Inc. (the “Company”) to be held at the SAIC Conference Center, 1710 SAIC Drive, McLean, Virginia, on Friday, June 19, 2009, at 9:00 a.m. (local time), and at any adjournment, postponement or continuation thereof (the “2009 Annual Meeting of Stockholders”), as indicated on the reverse side.

For stockholders who are participants in the Science Applications International Corporation Retirement Plan (the “Plan”), the undersigned also hereby instructs the Trustee, Vanguard Fiduciary Trust Company, and any successor, to vote all of the shares of class A preferred stock and/or common stock held for the undersigned’s account in the Plan at the 2009 Annual Meeting of Stockholders, as indicated on the reverse side.

The shares of class A preferred stock and/or common stock to which this proxy and voting instruction card relates will be voted as directed. If this proxy and voting instruction card is properly signed and returned but no instructions are indicated with respect to a particular item, (A) the shares represented by this proxy and voting instruction card which the undersigned is entitled to vote will be voted (i) FOR the election of directors so as to elect the maximum number of the Board of Directors’ nominees that may be elected by cumulative voting, (ii) FOR the proposal to automatically convert each share of our class A preferred stock into one share of common stock, (iii) FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2010, and (iv) in the discretion of the proxy holders, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof and (B) the shares represented by this proxy and voting instruction card held for the undersigned’s account in the Plan will be voted in the same proportion as the shares held in the Plan for which voting instructions have been received are voted. This proxy and voting instruction card, if properly executed and delivered in a timely manner, will revoke all prior proxies and voting instruction cards executed and delivered by the undersigned.

The deadline for submitting a proxy using the Internet or the telephone is 11:59 p.m. Eastern time on June 18, 2009. For shares held in the Plan, voting instructions must be submitted no later than 11:59 p.m. Eastern time on June 16, 2009.

Please complete, sign, date and return the Proxy and Voting Instruction Card promptly using the enclosed envelope.

(Continued and to be signed and dated on the reverse side.)

ATTN: STOCK PROGRAMS 10260 CAMPUS POINT DRIVE M/S D-1 SAN DIEGO, CA 92121

BY INTERNET - www.proxyvote.com

Use the Internet to transmit your proxy and/or voting instructions and for electronic delivery of information. Have your proxy and voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic proxy and voting instruction form. Please see the reverse side of this card for information regarding specific voting deadlines.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by SAIC in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your proxy and/or voting instructions. Have your proxy and voting instruction card in hand when you call and then follow the instructions. Please see the reverse side of this card for information regarding specific voting deadlines.

BY MAIL

Mark, sign and date your proxy and voting instruction card and return it in the postage-paid envelope we have provided or return it to SAIC, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SAICZ1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

VOTE ON DIRECTORS - The Board of Directors recommends a vote FOR the nominees listed below.			☐	☐	☐
	Election of 11 Directors					Your votes will be evenly distributed among the remaining nominee(s) unless indicated below under UNEVEN VOTE DISTRIBUTION INSTRUCTIONS.
1.	FOR all nominees listed below (EXCEPT as indicated to the contrary to the right)
	01) France A. Córdova	07) John P. Jumper
	02) Kenneth C. Dahlberg	08) Harry M.J. Kraemer, Jr.
	03) Jere A. Drummond	09) Edward J. Sanderson, Jr.
	04) John J. Hamre	10) Louis A. Simpson
	05) Miriam E. John	11) A. Thomas Young
06) Anita K. Jones
ADDITIONAL BUSINESS.

VOTE ON PROPOSAL - The Board of Directors recommends a vote FOR Item 2.			For	Against	Abstain	4.	In the discretion of the proxy holders or the Trustee, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof.

2.	Approval of a proposal to automatically convert each share of our class A preferred stock into one share of common stock.		☐	☐	☐

VOTE ON PROPOSAL - The Board of Directors recommends a vote FOR Item 3.
3.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2010.		☐	☐	☐

						Name of Nominee			Number of votes

UNEVEN VOTE DISTRIBUTION INSTRUCTIONS: If you wish to distribute your vote unevenly among 2 or more nominees as explained in the Proxy Statement, check box to the right then indicate the names and the number of votes to be given to each nominee on the line(s) to the right. Uneven voting instructions must be mailed in; uneven vote distribution is not available via phone or Internet.

Please complete, date, sign and mail promptly in the enclosed envelope which requires no postage.

Please sign EXACTLY as name or names appear(s) hereon. When signing as attorney, executor, trustee, administrator or guardian, please give your full title. If a trust requires the signature of more than one trustee, all required trustees must sign.

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Signature [PLEASE SIGN WITHIN BOX]		Date					Signature (Joint Owners)	Date